Exhibit 10.1

AMENDED AND RESTATED VENTURE LOAN AND SECURITY AGREEMENT

Dated as of March 21, 2018

by and among

L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A.,
a company organized and existing under the laws of Italy
Strada Statale 67, Frazione Granatieri,
Scandicci (Florence), Italy

as a Lender and Collateral Agent,

HORIZON CREDIT II LLC,
a Delaware limited liability company
312 Farmington Avenue
Farmington, CT 06032

as a Lender

And

TITAN PHARMACEUTICALS, INC.,
a Delaware corporation

400 Oyster Point Blvd., Suite 505
South San Francisco, CA 94080

as Borrower

Loan Amount: $4,000,000

WHEREAS, Borrower, Horizon (as lender) and Horizon TFC (as collateral agent), are party to that certain Venture and Security Agreement, dated as of the Original Closing Date (as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, the “Original Agreement”);

WHEREAS, pursuant to the terms of the Original Agreement, as of the date hereof immediately prior to the effectiveness of this Agreement, the aggregate principal amount outstanding under the Original Agreement was $4,000,000;

WHEREAS, Horizon TFC desires to resign as the Collateral Agent under the Original Agreement, the Lenders party hereto desire to appoint Molteni as successor Collateral Agent under this Agreement and the Loan Documents, the Borrower desires to approve such appointment and Molteni wishes to accept such appointment; and

WHEREAS, Borrower and Horizon (as lender) desire to amend and restate in its entirety the Original Agreement, without constituting a novation, all on terms subject to the conditions contained herein.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the Lenders, Collateral Agent and Borrower hereby agree to amend and restate the Original Agreement in its entirety as follows:

AGREEMENT

1. Definitions and Construction.

1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“4.99% Ownership Limitation” has the meaning given such term in Section 2.5 of this Agreement.

“9.99% Ownership Limitation” has the meaning given such term in Section 2.5 of this Agreement.

“Account Control Agreement” means an agreement acceptable to the Required Lenders which perfects via control Collateral Agent’s security interest in Borrower’s deposit accounts and/or securities accounts for the benefit of the Lenders.

“Affiliate” means, with respect to any Person, any other Person that owns or controls directly or indirectly ten percent (10%) or more of the stock of such Person, any other Person that controls or is controlled by or is under common control with such Person and each of such Person’s officers, directors, managers, or partners. For purposes of this definition, the term “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Equity Securities, by contract or otherwise and the terms “controlled by” and “under common control with” shall have correlative meanings.

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“Agreement” means this certain Amended and Restated Venture Loan and Security Agreement by and among Borrower, Collateral Agent and Lenders dated as of the date on the cover page hereto (as it may from time to time be amended, modified or supplemented in a writing signed by Borrower, Collateral Agent and Lenders).

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Asset Purchase, Supply and Support Agreement” means that certain Asset Purchase, Supply and Support Agreement by and among Borrower and Molteni dated as of the Restatement Effective Date, in the form attached hereto as Exhibit F.

“Attribution Parties” has the meaning given such term in Section 2.5 of this Agreement.

“Beneficial Ownership Limitation” has the meaning given such term in Section 2.5 of this Agreement.

“Borrower” means Borrower as set forth on the cover page of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in New York.

“Claim” has the meaning given such term in Section 10.3 of this Agreement.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of New York, as amended from time to time; provided that if by reason of mandatory provisions of law, the creation and/or perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Code” shall also mean the Uniform Commercial Code as in effect from time to time in such jurisdiction for purposes of the provisions hereof relating to such creation, perfection or effect of perfection or non-perfection.

“Collateral” has the meaning given such term in Section 4.1 of this Agreement.

“Collateral Agent” means Molteni, or any successor collateral agent appointed by the Required Lenders.

“Collateral Agent Parties” has the meaning given such term in Section 18.2 of this Agreement.

“Communication” has the meaning given such term in Section 18.2 of this Agreement.

“Consolidated” means the consolidation of accounts in accordance with GAAP.

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“Conversion Closing” has the meaning given such term in Section 2.5 of this Agreement.

“Conversion Notice” has the meaning given such term in Section 2.5 of this Agreement.

“Conversion Option” has the meaning given such term in Section 2.5 of this Agreement.

“Conversion Price” has the meaning given such term in Section 2.5 of this Agreement.

“Conversion Shares” has the meaning given such term in Section 2.5 of this Agreement.

“Conversion Stock” has the meaning given such term in Section 2.5 of this Agreement.

“Default” means any Event of Default or any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

“Default Rate” means the per annum rate of interest equal to five percent (5%) over the Loan Rate, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans in a default situation.

“Disclosure Schedule” means Exhibit A attached hereto.

“Environmental Laws” means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

“Equity Securities” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” has the meaning given such term in Section 7.12 of this Agreement.

“Event of Default” has the meaning given such term in Section 8 of this Agreement.

“Excluded Property” means all Purchased Assets (as defined in the Asset Purchase, Supply and Support Agreement).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Internal Revenue Code and any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

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“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

“Good Faith Deposit” has the meaning given such term in Section 2.6(a) of this Agreement.

“Governmental Authority” means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal, or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

“Hazardous Materials” means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

“Horizon” means Horizon Credit II LLC.

“Horizon TFC” means Horizon Technology Finance Corporation.

“Horizon Loan” has the meaning given such term in Section 2.1(e).

“Indebtedness” means, with respect to any Person, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person, and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person.

“Indemnified Person” has the meaning given such term in Section 10.3 of this Agreement.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title and interest in and to patents, patent rights (and applications and registrations therefor and divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same), trademarks and service marks (and applications and registrations therefor and the goodwill associated therewith), whether registered or not, inventions, copyrights (including applications and registrations therefor and like protections in each work or authorship and derivative work thereof), whether published or unpublished, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, source code, object code, trade secrets, licenses, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by such Person and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media (but not including embedded computer programs and supporting information included within the definition of “goods” under the Code).

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“Internal Revenue Code” has the meaning given such term in Section 5.19 of this Agreement.

“Investment” means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any similar interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, or deposit with, any Person.

“Landlord Agreement” means an agreement substantially in the form provided by Collateral Agent to Borrower or such other form as the Collateral Agent may agree to accept in the exercise of its reasonable discretion.

“Lender” means each Lender as set forth on the cover page of this Agreement.

“Lender’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred by Horizon in connection with the preparation, negotiation, documentation, drafting, amendment, modification, administration, perfection and funding of the Loan Documents; and all of each Lender’s reasonable attorneys’ fees, costs and expenses incurred in enforcing or defending the Loan Documents (including reasonable fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all reasonable fees and costs incurred by each Lender in connection with such Lender’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Borrower, any Subsidiary or their respective Property.

“Lien” means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any Property in favor of any Person.

“Loan” means collectively the Molteni Loan and the Horizon Loan.

“Loan Documents” means, collectively, this Agreement, the Notes, the Warrants, any Landlord Agreement, any Account Control Agreement and all other documents, instruments and agreements entered into in connection with this Agreement, as each may be amended, restated or otherwise modified from time to time.

“Loan Rate” means, with respect to each Loan, the per annum rate of interest equal to 9.50% plus the amount by which the one month LIBOR Rate (rounded to the nearest one hundredth percent), as reported in the Wall Street Journal exceeds 1.10%. Notwithstanding the foregoing, in no event shall the Loan Rate be less than 9.50%.

“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise), business, or operations of Borrower, (b) the ability of Borrower to perform its Obligations under the Loan Documents or (c) the Collateral or Collateral Agent’s security interest in the Collateral for the benefit of the Lenders.

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“Maturity Date” means, with respect to each Loan, June 1, 2021, or if earlier, the date of acceleration of such Loan following an Event of Default or the date of prepayment, whichever is applicable.

“Molteni” means L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A.

“Molteni Declined Scheduled Payment” has the meaning given such term in Section 2.2(a)(i) of this Agreement.

“Molteni Loan” has the meaning set forth in Section 2.1(e) of this Agreement.

“Note” means each promissory note executed in connection with a Loan in substantially the form of either (a) Exhibit C-1 with respect to the Horizon Loan and (b) Exhibit C-2 with respect to the Molteni Loan, in each case, attached hereto.

“Obligations” means all debt, principal, interest, fees, charges, expenses and reasonable attorneys’ fees and costs and other amounts, obligations, covenants, and duties owing by Borrower to Collateral Agent or any Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents (other than the Warrants), or by any other agreement between any Lender and Borrower (other than the Warrants), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all Lender’s Expenses.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate executed by a Responsible Officer substantially in the form of Exhibit E or such other form as the Required Lenders may agree to accept.

“Original Agreement” has the meaning set forth in the Preamble.

“Original Closing Date” means July 27, 2017.

“Payment Date” has the meaning given such term in Section 2.2(a) of this Agreement.

“Permitted Indebtedness” means and includes:

(a) Indebtedness of Borrower to Lenders under the Loan Documents;

(b) Indebtedness arising from the endorsement of instruments in the ordinary course of business;

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(c) Indebtedness of Borrower existing on the date hereof and set forth on the Disclosure Schedule;

(d) intercompany Indebtedness owed by any Subsidiary to Borrower or any wholly-owned Subsidiary, as applicable; provided that, if applicable, such Indebtedness is also permitted as a Permitted Investment and, in the case of such Indebtedness owed to Borrower, such Indebtedness shall be evidenced by one or more promissory notes;

(e) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness under subsection (d) above; provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower.

(f) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(g) Indebtedness of Borrower secured by Liens permitted under clause (g) of the definition of Permitted Liens, up to an aggregate principal amount of Five Hundred Thousand Dollars ($500,000) at any one time;

(h) to the extent constituting or that may constitute Indebtedness, any Equity Securities of Borrower outstanding as of the date hereof, including any preferred stock, warrants, options and other rights to acquire Borrower’s Equity Securities and any payments that may arise thereunder; and

(i) Indebtedness for deferred compensation to Borrower’s employees, including accrued vacation, in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) as of the date of this Agreement, provided, however, that commencing on the date that is ninety (90) days after the date of this Agreement, and continuing until the indefeasible repayment in full of the Obligations, the aggregate amount of Indebtedness permitted pursuant to this clause (i) shall not exceed Four Hundred Thousand Dollars ($400,000).

“Permitted Investments” means and includes any of the following Investments as to which the Collateral Agent, for the benefit of the Lenders, has a perfected security interest:

(a) Deposits and deposit accounts with commercial banks organized under the laws of the United States or a state thereof to the extent: (i) the deposit accounts of each such institution are insured by the Federal Deposit Insurance Corporation up to the legal limit; and (ii) each such institution has an aggregate capital and surplus of not less than One Hundred Million Dollars ($100,000,000);

(b) Investments in marketable obligations issued or fully guaranteed by the United States, any state thereof or any agency thereof and maturing not more than one (1) year from the date of issuance;

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(c) Investments in open market commercial paper rated at least “A1” or “P1” or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof;

(d) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

(e) Investments by Borrower and Subsidiaries in their Subsidiaries outstanding on the date hereof;

(f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(g) Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the licensing of technology, intellectual property and/or product, the development of such technology, intellectual property and/or product or the providing of technical support, provided that any cash Investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year; and

(h) other Investments aggregating not in excess of One Hundred Thousand Dollars ($100,000) at any time.

“Permitted Licenses” means and includes (i) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, (ii) exclusive licenses of Intellectual Property entered into in the ordinary course of business and applicable solely outside the United States, provided that such exclusive licenses could not result in a legal transfer of title of the licensed Intellectual Property and (iii) exclusive licenses of Intellectual Property entered into in the ordinary course of business that are exclusive as to the United States, to the extent consented to by the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that any exclusive license of Borrower’s Intellectual Property to Molteni or any Affiliate of Molteni shall require the prior written consent of each Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

“Permitted Liens” means and includes:

(a) the Liens created by this Agreement;

(b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such appropriate proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower);

(c) Liens identified on the Disclosure Schedule;

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(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings (provided that such appropriate proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower);

(e) leases or subleases of real property granted in the ordinary course of Borrower’s business, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Lenders a security interest therein;

(f) leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property;

(g) Liens upon any equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property, or (ii) capital lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower’s officers, directors or shareholders holding five percent (5%) or more of Borrower’s Equity Securities; and

(h) Liens in favor of financial institutions arising solely in connection with Borrower’s deposit or securities accounts held at such institutions.

“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

“Required Lenders” means, at any time, Lenders holding more than 50% of the outstanding principal amount of the Loan.

“Responsible Officer” has the meaning given such term in Section 6.4 of this Agreement.

“Restatement Closing Certificate” means a certificate executed by a duly authorized Responsible Officer of Borrower substantially in the form of Exhibit B or such other form as the Required Lenders may agree to accept.

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“Restatement Effective Date” means the date on which all conditions precedent set forth in Section 3 have been satisfied (or waived in accordance with the terms hereof).

“Restricted License” means any license or other agreement with respect to which Borrower is the licensee and such license or agreement is material to Borrower’s business and (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property or (b) for which a default under or termination of would reasonably be expected to interfere with Collateral Agent’s right to sell any Collateral.

“Rights to Payment” has the meaning given such term in Section 4.1 of this Agreement.

“Sanctions” means any economic or financial sanction administered or enforced by the United States Government (including, without limitation, OFAC and the United States Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Scheduled Payments” has the meaning given such term in Section 2.2(a)(i) of this Agreement.

“Solvent” has the meaning given such term in Section 5.12 of this Agreement.

“Specified Breach” means the occurrence of an Event of Default under Sections 8.1, 8.2, 8.13 or 8.14 hereof which is not otherwise waived by the affected Lenders or cured within any applicable cure or grace period.

“Subsidiary” means any corporation or other entity of which a majority of the outstanding Equity Securities entitled to vote for the election of directors or other governing body (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

“Transfer” has the meaning given such term in Section 7.4 of this Agreement.

“Warrant” means the separate warrant or warrants in favor of any Lender or its designees to purchase securities of Borrower.

1.2 Construction. References in this Agreement to “Articles,” “Sections,” “Exhibits,” “Schedules” and “Annexes” are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time (subject, in the case of clauses (b) and (c), to any restrictions on such replacement, amendment, modification or supplement set forth in the Loan Documents). The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless the context requires otherwise, any reference in this Agreement or any other Loan Document to any Person shall be construed to include such Person’s successors and assigns. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, and all terms describing Collateral shall be construed in accordance with the Code. The terms and information set forth on the cover page of this Agreement are incorporated into this Agreement.

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2. Loans; Repayment.

2.1  Loans.

(a) The Loan Amounts. Borrower acknowledges and agrees that, immediately prior to the effectiveness of this Agreement, the outstanding principal amount of the indebtedness owing under the Original Agreement is $4,000,000 and that the entirety of such amount is hereby deemed to have been, and hereby is, converted into the outstanding Loans hereunder in like principal amount without constituting a novation, and that no additional amounts shall be advanced to Borrower on the Restatement Effective Date.

(b) The Loans and the Notes. The obligation of Borrower to repay the unpaid principal amount of and interest on each Loan shall be evidenced by Notes issued to the Lenders.

(c) Use of Proceeds. The proceeds of the Loans shall be used solely for working capital or general corporate purposes of Borrower.

(d) Lender Assignments. Effective as of the Restatement Effective Date, each Lender hereby severally and not jointly agrees that its pro rata share of the Loan shall be as set forth on Schedule I attached hereto. To the extent necessary to give effect to the provisions of the preceding sentence, effective as of the Restatement Effective Date, Horizon hereby sells and assigns to Molteni, without recourse, representation or warranty of any kind (except that Horizon hereby represents and warrants to Molteni that Horizon is the legal and beneficial owner of and has good and marketable title to, and is hereby assigning, selling, transferring, delivering and conveying to Molteni legal and beneficial ownership of and good and marketable title to, the interests so assigned by Horizon, free and clear of any Liens of any kind thereon), and Molteni hereby purchases and assumes from Horizon, as the case may be, a percentage interest in the respective “Loan A” and “Loan B” (under and as defined in the Original Agreement) in amounts sufficient to give effect to the pro rata share of the Loan set forth on Schedule I attached hereto. The foregoing sale and assignments of “Loan A” and “Loan B” (under and as defined in the Original Agreement) shall be made at a purchase price equal to the outstanding principal amount of the “Loan A” and “Loan B” (as defined in the Original Agreement) so assigned. All accrued but unpaid interest under the Original Agreement shall be for the benefit of Horizon. The Lenders hereby agree to effect such inter-lender transfers so that the respective pro rata share of the Loan Amount as of the Restatement Effective Date shall be as set forth on Schedule I attached hereto.

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(e) Molteni Loan and Horizon Loan. Immediately upon the effectiveness of the assignments described in Section 2.1(d), the aggregate principal amount of Loan held by Molteni shall be deemed the “Molteni Loan” and the aggregate principal amount of Loan held by Horizon shall be deemed the “Horizon Loan”. The Molteni Loan and Horizon Loan shall be subject to the respective terms and conditions assigned to such Loans as provided herein.

2.2 Payments.

(a) Scheduled Payments.

(i) Molteni Loan and Horizon Loan. Borrower shall make (i) a payment of accrued interest only to the respective Lender on the outstanding principal amount of Molteni Loan and Horizon Loan on the Payment Dates specified in the Note applicable to each such Loan and (ii) an equal payment of principal plus accrued interest to the respective Lender on the outstanding principal amount of Molteni Loan and Horizon Loan on the Payment Dates as set forth in the Note applicable to each such Loan (collectively, the “Scheduled Payments”). Borrower shall make such Scheduled Payments commencing on the date set forth in the Notes applicable to such Loans and continuing thereafter on the first Business Day of each calendar month (each a “Payment Date”) through the Maturity Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the Maturity Date; provided, however, that if Molteni has delivered a Conversion Notice to Borrower in accordance with Section 2.5(a), then solely with respect to the Molteni Loan, such amounts shall be due and payable on the first Business Day immediately following the date specified in the Conversion Notice for the Conversion Closing to occur to the extent the Conversion Closing does not occur. Notwithstanding the foregoing and notwithstanding anything to the contrary in Section 2.3, Molteni may, by notice to the Borrower in writing (delivered by facsimile or other similar electronic transmission) at least 3 Business Days prior to the applicable Payment Date, elect to decline all or any portion of its pro rata share of any Scheduled Payment (each a “Molteni Declined Scheduled Payment”), in which case the aggregate amount of such Molteni Declined Scheduled Payment shall be retained by the Borrower. For the avoidance of doubt, Horizon shall not be permitted, at any time, to decline any payment of its pro rata share of any Scheduled Payment whether or not Molteni makes any such election pursuant to this Section 2.2(a)(i).

(b) Interim Payment. Unless the Restatement Effective Date is the first day of a calendar month, Borrower shall pay the per diem interest (accruing at the Loan Rate from the Restatement Effective Date through the last day of that month) payable with respect to such Loan on the first Business Day of the next calendar month.

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(c) Payment of Interest. Borrower shall pay interest on each Loan at a per annum rate of interest equal to the Loan Rate. The Loan Rate shall initially be calculated using the LIBOR Rate reported in the Wall Street Journal on the date which is five (5) Business Days prior to the Restatement Effective Date, but shall thereafter be calculated for each calendar month using the LIBOR Rate reported in the Wall Street Journal on the first calendar day of such month, provided, however, that if the first calendar day of any month is not a Business Day, the Loan Rate shall be calculated using the LIBOR Rate reported in the Wall Street Journal on the Business Day immediately preceding the first calendar day of such month. Horizon hereby agrees that it shall, on or prior to the 15th day of each month following the Restatement Effective Date, provide each other Lender party hereto and the Borrower a written notice of the effective LIBOR Rate to be used for the determination of the Loan Rate for such month. Interest (including interest at the Default Rate, if applicable) shall be computed on the basis of a 360-day year for the actual number of days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

(d) Application of Payments. All payments received by Lenders prior to an Event of Default shall be applied as follows: (i) first, to Lenders’ Expenses then due and owing; and (ii) second, ratably, to all Scheduled Payments then due and owing (provided, however, if such payments are not sufficient to pay the whole amount then due, such payments shall be applied first to unpaid interest at the Loan Rate, then to the remaining amounts then due). After the occurrence and during the continuation of an Event of Default, all payments and application of proceeds shall be made as set forth in Section 9.7.

(e) Late Payment Fee. Borrower shall pay to Lenders a late payment fee equal to six percent (6%) of any Scheduled Payment not paid to Lenders within two (2) Business Days of the applicable Payment Date or Maturity Date.

(f) Default Rate. Following the occurrence and during the continuation of an Event of Default, Borrower shall pay interest at a per annum rate equal to the Default Rate on any amounts required to be paid by Borrower to Collateral Agent or Lenders under this Agreement or the other Loan Documents (including Scheduled Payments), payable with respect to any Loan, accrued and unpaid interest, and any fees or other amounts which remain unpaid after such amounts are due. If an Event of Default has occurred and the Obligations have been accelerated (whether automatically or at the election of the Lenders), Borrower shall pay interest on the aggregate outstanding accelerated balance hereunder from the date of the Event of Default until all Events of Default are cured, at a per annum rate equal to the Default Rate.

(g) Final Payment.

(i) Horizon Loan Final Payment. Borrower shall pay to Horizon a payment in the amount of Two Hundred Forty-Six Thousand Seven Hundred Thirty-Nine and 00/100 Dollars ($246,739) upon the earlier of (A) payment in full of the Horizon Loan, (B) an Event of Default and demand by the Required Lenders of payment in full of the Loans or (C) the Maturity Date, as applicable.

(ii) Molteni Final Payment. Borrower shall pay to Molteni a payment in the amount of Four Hundred Sixty Three Thousand Two Hundred Sixty-One and 00/100 Dollars ($463,261) upon the earlier of (A) payment in full of the Molteni Loan, (B) an Event of Default and demand by the Required Lenders of payment in full of the Loans, (C) the exercise by Molteni of its conversion option in accordance with Section 2.5 hereof or (D) the Maturity Date, as applicable.

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(h) Original Loan Prepayment Fee. Borrower shall pay to Horizon a payment in the amount of Ninety-Six Thousand and 00/100 Dollars ($96,000) upon the earlier of (A) payment in full of the Horizon Loan, (B) an Event of Default and demand by the Required Lenders of payment in full of the Loans or (C) the Maturity Date, as applicable.

2.3 Prepayments.

(a) Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence of an Event of Default pursuant to Section 9.1(a) hereof, then Borrower, in addition to any other amounts which may be due and owing hereunder, shall immediately pay to Lenders the amount set forth in Section 2.3(b) below, as if Borrower had opted to prepay on the date of such acceleration.

(b) Optional Prepayment. Upon ten (10) Business Days’ prior written notice to Lenders, Borrower may, at its option, at any time, prepay all (and not less than all) of the outstanding Loans by simultaneously paying to each Lender its pro rata portion of an amount equal to (i) any accrued and unpaid interest on the outstanding principal balance of the Loans; plus (ii) an amount equal to (A) if the Loans are prepaid on or before December 31, 2018, four percent (4%) of the then outstanding principal balance of the Loans, (B) if the Loans are prepaid after December 31, 2018 but on or before December 31, 2019, three percent (3%) of the then outstanding principal balance of the Loans, or (C) if the Loans are prepaid after December 31, 2019, two percent (2%) of the then outstanding principal balance of the Loans; plus (iii) the outstanding principal balance of the Loans; plus (iv) all other sums, if any, that shall have become due and payable hereunder. Notwithstanding the foregoing and notwithstanding anything to the contrary in Section 2.3: (i) Molteni may consent in writing to elect to decline all or any portion of its pro rata share of any prepayment made pursuant to this Section 2.3(b), in which case the aggregate amount of such declined prepayment shall be retained by the Borrower and (ii) unless Molteni consents to the receipt of such prepayment in writing, no prepayment made pursuant to this Section 2.3(b) may be made to Molteni during any period during which there exists a Beneficial Ownership Limitation. For the avoidance of doubt, Horizon shall not be permitted, at any time, to decline any portion of its pro rata share of any prepayment made pursuant to this Section 2.3(b) whether or not Molteni makes any such election pursuant to this Section 2.3(b).

2.4 Other Payment Terms.

(a) Place and Manner. Borrower shall make all payments due to Lenders in lawful money of the United States. All payments of principal, interest, fees and other amounts payable by Borrower hereunder shall be made, in immediately available funds, not later than 3:00 p.m. New York time, on the date on which such payment is due. Borrower shall make such payments to Lenders via wire transfer or ACH as instructed by each Lender from time to time.

(b) Date. Whenever any payment is due hereunder on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

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(c) Taxes.

(i) Unless otherwise required under applicable law, any and all payments made hereunder or under the Notes shall be made free and clear of and without deduction for any taxes; provided that if Borrower shall be required to deduct any taxes from such payments, then (A) except with respect to any taxes excluded from indemnified taxes pursuant to the proviso in Section 2.4(c)(ii) below, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4(c)) each Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) Borrower shall make such deductions and (C) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(ii) Borrower shall indemnify each Lender, within 10 days after written demand therefor, for the full amount of any taxes imposed or asserted directly on each Lender by any Governmental Authority on or attributable to amounts payable under this Agreement solely as a result of each Lender entering into this Agreement to the extent such taxes are paid by each Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that such indemnified taxes shall not include (1) income, branch profits or franchise taxes imposed on (or measured by) any Lender’s net income by the jurisdiction, or any political subdivision thereof or taxing authority therein, under the laws of which such recipient is organized or in which its principal office is located or in which its applicable lending office is located or in which it has a present or former connection, (2) any U.S. federal withholding taxes imposed on amounts payable to or for the account of a Lender with respect to any applicable interest in a Loan pursuant to a law in effect on the date on which such Lender acquires such interest in the Loan or such Lender changes its lending office, except in each case to the extent that, pursuant to this Section 2.4(c), amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (3) any taxes attributable to a Lender’s failure to comply with section 2.4(c)(iv), and (4) any withholding taxes imposed under FATCA. A certificate as to the amount of such payment or liability delivered to Borrower by any Lender shall be conclusive absent manifest error.

(iii) As soon as practicable after any payment of taxes by Borrower hereunder to a Governmental Authority, Borrower shall deliver to each Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to each Lender.

(iv) If any Lender is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, such Lender shall deliver to Borrower, as reasonably requested by Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

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(v) If any Lender receives a refund in respect of taxes paid by Borrower pursuant to this Section 2.4(c), which in the reasonable discretion of such Lender exercised in good faith is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by Borrower in connection with such refunded taxes, to Borrower, net of all out-of-pocket expenses (including any taxes to which such Lender has become subject as a result of its receipt of such refund) of such Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of such Lender, shall repay to such Lender amounts paid over pursuant to the preceding clause (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (v), in no event will any Lender be required to pay any amount to Borrower pursuant to this paragraph (v) the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

2.5 Molteni Conversion Option.

(a) At any time during the period following the Restatement Effective Date through the Maturity Date, Molteni shall have the right and option (“Conversion Option”), exercisable by written notice (a “Conversion Notice”) to Borrower to (i) convert any and all Obligations outstanding under the Molteni Loan on the desired conversion date specified in the Conversion Notice into a number of shares (the “Conversion Shares”) of common stock (the “Conversion Stock”) of Borrower equal to the aggregate principal amount of the Molteni Loan outstanding on the date of the closing of such conversion (together with any and all accrued but unpaid interest thereon), divided by $1.20 (the “Conversion Price”), and (ii) pursuant to such conversion, issue the Conversion Shares as contemplated by this Section 2.5; provided that, in the event (x) Borrower issues or sells common stock on a per share price in excess of the Conversion Price for an aggregate purchase or sale price equal to or greater than $10,000,000 in a single transaction and (y) Borrower indefeasibly pays in full and satisfies all Obligations in respect of the Horizon Loan, all Obligations outstanding under the Molteni Loan shall automatically be converted into a number of shares of common stock of Borrower equal to the aggregate principal amount of the Molteni Loan outstanding (together with any and all accrued but unpaid interest thereon), divided by the Conversion Price. The Conversion Price shall be adjusted, from time to time, applying the same terms, mutandis mutandi, as set forth in the Warrant Agreement, dated March 21, 2018, between the Borrower and Molteni.

(b) Borrower shall cause the closing (the “Conversion Closing”) of any conversion of Obligations outstanding under the Molteni Loan into Conversion Shares, and the issuance of the Conversion Shares, pursuant to the immediately preceding Section 2.5(a) to occur as promptly as practicable (but not more than thirty days) after the receipt of the Conversion Notice delivered by Molteni, and at the Conversion Closing Borrower shall deliver to, and in the name of, Molteni one or more certificates representing the Conversion Shares, free and clear of any and all Liens. Upon Molteni’s receipt of the Conversion Shares in accordance with this Section 2.5, the Obligations outstanding under the Molteni Loan shall be deemed paid in full. As promptly as practicable (but no more than five days) following Molteni’s receipt of the Conversion Shares issuable to Molteni pursuant to this Section 2.5, Molteni shall provide to Borrower a written acknowledgement that all Obligations outstanding under the Molteni Loan have been paid in full.

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(c) Notwithstanding anything to the contrary contained herein, Borrower shall not effect any issuance upon exercise of Molteni’s Conversion Option, and Molteni shall not have the right to exercise its Conversion Option, in each case, to the extent that, after giving effect to such issuance, Molteni (or any of Molteni’s affiliates or any persons or entities acting as a group together with Molteni or any of Molteni’s affiliates (such persons or entities, the “Attribution Parties”)) would beneficially own in excess of any then applicable Beneficial Ownership Limitation (provided, that Molteni shall be entitled to exercise its Conversion Option in part subject to the then applicable Beneficial Ownership Limitations). For purposes of the foregoing sentence, the number of shares of Conversion Stock beneficially owned by Molteni and the Attribution Parties shall exclude the number of shares of Conversion Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of Molteni’s Conversion Option beneficially owned by Molteni or any the Attribution Parties the exercise of which is restricted by this Section 2.5(c) and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by Molteni or any of the Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2.5(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. For purposes of this Agreement, in determining the number of outstanding shares of Conversion Stock, Molteni may rely on the number of outstanding shares of Conversion Stock as stated in the most recent of the following: (i) Borrower’s most recent periodic or annual report filed with the U.S. Securities and Exchange Commission, as the case may be; (ii) a more recent public announcement by Borrower; or (iii) a more recent written notice by Borrower setting forth the number of shares of Conversion Stock outstanding. Upon the written or oral request of Molteni, Borrower shall within two (2) days confirm orally and in writing to Molteni the number of shares of Conversion Stock then outstanding. In any case, the number of outstanding shares of Conversion Stock shall be determined after giving effect to the conversion or exercise of securities of Borrower, including the Molteni Note, by Molteni or the Attribution Parties since the date as of which such number of outstanding shares of Conversion Stock was reported. For purposes hereof, the “4.99% Ownership Limitation” shall mean, as of any date of determination, 4.99% of the number of shares of Conversion Stock outstanding as of such date plus, to the extent not included therein, shares of Conversion Stock beneficially owned by Molteni and the Attribution Parties and “9.99% Ownership Limitation” shall mean, as of any date of determination, 9.99% of the number of shares of Conversion Stock outstanding as of such date plus, to the extent not included therein, shares of Conversion Stock beneficially owned by Molteni and the Attribution Parties (each, the 4.99% Ownership Limitation and the 9.99% Ownership Limitation, a “Beneficial Ownership Limitation”. Molteni may, upon written notice to Borrower, waive either or both Beneficial Ownership Limitations applicable to this Note provided that such waiver shall not be effective until the 75th day following the date such notice is delivered to Borrower. In the event that both Beneficial Ownership Limitations shall have been waived and such waivers shall have become effective, this Section 2.5(c) shall terminate and be of no further force and effect.

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3. Conditions Precedent to Effectiveness of this Agreement. At the time of the execution and delivery of this Agreement, Lenders shall have received, in form and substance reasonably satisfactory to the Lenders, all of the following (unless Lenders have agreed to waive such condition or document):

(a) Loan Agreement. This Agreement duly executed by Borrower, Collateral Agent and Lenders.

(b) Secretary’s Certificate. A certificate of the secretary or assistant secretary of Borrower, dated as of the date hereof, with copies of the following documents attached: (i) the certificate of incorporation and bylaws (or equivalent documents) of Borrower certified by Borrower as being complete and in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

(c) Good Standing Certificates. A good standing certificate from Borrower’s state of organization and the state in which Borrower’s principal place of business is located, each dated as of a date no earlier than thirty (30) days prior to the date hereof.

(d) Certificate of Insurance. Evidence of the insurance coverage required by Section 6.8 of this Agreement.

(e) Consents. All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrants and the other Loan Documents.

(f) Legal Opinion. A legal opinion of Borrower’s counsel, dated as of the date hereof, covering the matters set forth in Exhibit D hereto.

(g) Account Control Agreements. Account Control Agreements for all of Borrower’s deposit accounts and securities accounts (to the extent required under Section 7.13 of this Agreement) duly executed by all of the parties thereto.

(h) Fees and Expenses. Payment of all fees and expenses then due hereunder or under any other Loan Document.

(i) Molteni Purchase Price. Horizon shall have received from Molteni an amount in cash equal to the outstanding principal amount of each of “Loan A” and “Loan B” (as defined in the Original Agreement) that is being assigned by Horizon to Molteni pursuant to the terms of this Agreement.

(j) Sale of European Assets. Borrower shall have provided Lenders with evidence reasonably satisfactory to Lenders that Borrower has (or substantially concurrently will) consummated the transfer of the Purchased Assets pursuant to the Asset Purchase, Supply and Support Agreement.

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(k) No Default. No Default or Event of Default has occurred under the Original Agreement or the other Loan Documents and is continuing or will exist immediately after giving effect to this Agreement; provided that, Lenders and Collateral Agent hereby acknowledge that during the period commencing on the Original Closing Date through the Restatement Effective Date, none of the following has constituted nor formed or will constitute or form the basis upon which Lenders may at any time declare a Default or an Event of Default under this Agreement (including, without limitation, under Section 8.4 thereof) or under any other Loan Document: (i) the level of Probuphine sales or royalties related thereto, (ii) the valuation of Probuphine, or (iii) the termination or amendment of the existing Probuphine license agreement.

(l) Landlord Agreements. Borrower shall have provided the Collateral Agent with a Landlord Agreement for each location where Borrower’s books and records and the Collateral (other than (i) clinical trial materials, (ii) laptops and similar equipment maintained by Borrower’s employees, (iii) research materials maintained at contract research and storage facilities, and (iv) other Collateral with an aggregate value of not more than $100,000) is located (unless Borrower is the fee owner thereof).

(m) Notes. Borrower shall have duly executed and delivered a Note to each Lender in the amount of each Lender’s Loan as set forth opposite such Lender’s name on Schedule I hereto.

(n) UCC Financing Statements. Lenders shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements and UCC financing statement searches, as Lenders shall reasonably request to evidence the perfection and priority of the security interests granted to Collateral Agent for the benefit of the Lenders pursuant to Section 4. Borrower authorizes Collateral Agent to file any UCC financing statements, continuations of or amendments to UCC financing statements they deem necessary to perfect its security interest in the Collateral. Borrower and Molteni also consent to Horizon filing a UCC financing statement in its name evidencing its security interest in the Collateral; provided that such UCC financing statement shall not be filed by Horizon until after Horizon is provided with filed and stamped copies of UCC financing statements to be filed by the Collateral Agent in connection with this Agreement.

(o) Restatement Closing Certificate. Borrower shall have duly executed and delivered to Lenders the Restatement Closing Certificate.

(p) Warrants. Borrower shall have executed and delivered to Lenders the Warrants, including an additional Warrant issued to Horizon for the purchase of Borrower’s Equity Securities having an aggregate value of Forty-Eight Thousand Dollars ($48,000), in substantially identical form as the Warrant being issued to Molteni on the date hereof.

(q) IP Assignment. Horizon, Horizon TFC and Borrower shall have duly executed, delivered to Collateral Agent for filing by Collateral Agent (with the appropriate authority) any and all documents provided by the Collateral Agent which are necessary to effectuate the assignment of any and all Liens and security interests in Intellectual Property (including, without limitation, assignments of security interests in trademarks, patents and copyrights and the collateral assignment of all of Borrower’s rights to all moneys and claims for moneys due and/or to become due to the Borrower pursuant to its material contracts (including, for the avoidance of doubt, that certain License Agreement by and between Borrower and Braeburn Pharmaceuticals SPRL, dated as of December 14, 2012, as amended, amended and restated, supplemented or otherwise modified from time to time) to Molteni, in its capacity as Collateral Agent.

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(r) Control Agreements. Borrower shall take all actions as are reasonably necessary to cause each depository institution that maintains accounts that are subject any existing deposit account control agreement or securities account control agreement to assign, amend or replace each such deposit account control agreement or securities account control agreement with a new deposit account control agreement or securities account control agreement, or an amendment thereto, as applicable, naming Molteni as the Collateral Agent, including, for the avoidance of doubt, that certain Deposit Account Control Agreement dated July 27, 2017, by and between the Borrower, Horizon TFC and Silicon Valley Bank.

(s) Other Documents. Such other documents and completion of such other matters, as any Lender may reasonably deem necessary or appropriate, including, for the avoidance of doubt, to effect the appointment of Molteni as the Collateral Agent.

4. Creation of Security Interest.

4.1 Grant of Security Interests. Borrower grants to Collateral Agent, for the benefit of the Lenders, a valid, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents (other than the Warrants). The “Collateral” shall mean and include all right, title, interest, claims and demands of Borrower in the following:

(a) All goods (and embedded computer programs and supporting information included within the definition of “goods” under the Code) and equipment now owned or hereafter acquired, including all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All inventory now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s books relating to any of the foregoing;

(c) All contract rights and general intangibles (including Intellectual Property), now owned or hereafter acquired, including goodwill, license agreements (subject to the terms thereof), franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;

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(d) All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (subject, in each case, to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s books relating to any of the foregoing;

(e) All documents, cash, deposit accounts, letters of credit and letters of credit rights (whether or not the letter of credit is evidenced by a writing) and other supporting obligations, certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Borrower’s books relating to the foregoing; and

(f) To the extent not covered by clauses (a) through (e), all other personal property of the Borrower, whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property.

4.2 After-Acquired Property. If Borrower shall at any time acquire a commercial tort claim, as defined in the Code with a value in excess of Fifty Thousand Dollars ($50,000), Borrower shall promptly notify Collateral Agent and Lenders in writing signed by Borrower of the brief details thereof and grant to Collateral Agent in such writing a security interest therein and in the proceeds thereof, for the benefit of the Lenders, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Collateral Agent and the Required Lenders.

4.3 Duration of Security Interest. Collateral Agent’s security interest in the Collateral for the benefit of the Lenders shall continue until the indefeasible payment in full and the satisfaction of all Obligations whereupon such security interest shall terminate. Collateral Agent shall, at Borrower’s sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to make effective the releases contemplated by this Section 4.3 (including with respect to Collateral Agent’s security interest in Borrower’s Intellectual Property as contemplated by the immediately succeeding sentence), including duly authorizing and delivering termination statements for filing in all relevant jurisdictions under the Code and Intellectual Property security interest releases for filing with the United States Patent and Trademark Office. Notwithstanding the foregoing, Collateral Agent’s security interest in Borrower’s Intellectual Property for the benefit of the Lenders shall automatically terminate if Borrower provides Lenders with evidence reasonably satisfactory to Lenders that Borrower has, during any twelve (12) consecutive month period commencing on January 1, 2018 and continuing through December 31, 2019, received cash royalties and/or sales milestone payments in an aggregate amount of not less than Five Hundred Thousand Dollars ($500,000) as the result of sales of Probuphine in the United States and Canada pursuant to a license agreement with a third party.

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4.4 Location and Possession of Collateral. The Collateral (other than (i) clinical trial materials, (ii) laptops and similar equipment maintained by Borrower’s employees, (iii) research materials maintained at contract research and storage facilities, and (iv) other Collateral with an aggregate value of not more than $100,000) is and shall remain in the possession of Borrower at its location listed on the cover page hereof or as set forth in the Disclosure Schedule or at such other location(s) as to which Borrower has provided written notice to Collateral Agent. Borrower shall remain in full possession, enjoyment and control of the Collateral (other than (i) clinical trial materials, (ii) laptops and similar equipment maintained by Borrower’s employees, (iii) research materials maintained at contract research and storage facilities, and (iv) other Collateral with an aggregate value of not more than $100,000 and otherwise except only as may be required by Collateral Agent for perfection of the security interests therein created hereunder) and so long as no Event of Default has occurred, shall be entitled to manage, operate, dispose of and use the same and each part thereof with the rights and franchises appertaining thereto; provided that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

4.5 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Collateral Agent , at the request of Collateral Agent, all financing statements and other documents Collateral Agent may reasonably request, in form reasonably satisfactory to Collateral Agent , to perfect and continue Collateral Agent’s perfected security interests in the Collateral for the benefit of the Lenders and in order to consummate fully all of the transactions contemplated under the Loan Documents.

4.6 Right to Inspect. Collateral Agent and any Lender (through any of their officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours, to inspect the books and records of Borrower and Subsidiaries and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral; provided that prior to an Event of Default, Collateral Agent and Lenders shall make such inspections, in the aggregate, not more than twice in any calendar year. Any inspection, test or appraisal conducted hereunder shall be done at the sole cost and expense of Borrower.

4.7 Protection of Intellectual Property. Borrower shall:

(a) protect, defend and maintain the validity and enforceability of its Intellectual Property material to Borrower’s business (as determined by Borrower in its reasonable judgment) and promptly advise Collateral Agent in writing of material infringements;

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(b) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without the Required Lenders written consent, which consent shall not be unreasonably withheld or delayed;

(c) provide written notice to the Collateral Agent within ten (10) days after entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public); and

(d) take such commercially reasonable steps as Collateral Agent or Required Lenders request to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for Collateral Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Collateral Agent’s rights and remedies under this Agreement and the other Loan Documents.

4.8 Notice of Exclusive Control. Collateral Agent shall not deliver a notice of exclusive control to any financial institution at which Borrower’s deposit accounts and/or securities accounts covered by an Account Control Agreement are maintained unless an Event of Default shall have occurred that has not been waived.

4.9 Intellectual Property. Borrower shall promptly notify Lenders within five (5) Business Days after the federal registration or filing by Borrower of any patent or patent application, or trademark or trademark application, or copyright or copyright application and shall promptly execute and deliver to Collateral Agent any grants of security interests in same, in form reasonably acceptable to the Required Lenders, to file with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

5. Representations and Warranties. Except as set forth in the Disclosure Schedule, Borrower represents and warrants as follows:

5.1 Organization and Qualification. Each of Borrower and its Subsidiaries is a corporation duly organized and validly existing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any jurisdiction in which the conduct of its business or its ownership of Property requires that it be so qualified and licensed or in which the Collateral is located, except for such states as to which any failure to so qualify would not have a Material Adverse Effect.

5.2 Authority. Borrower has all necessary power and authority to execute, deliver, and perform its obligations in accordance with the terms thereof, the Loan Documents to which it is a party. Borrower and Subsidiaries have all requisite power and authority to own and operate their Property and to carry on their businesses as now conducted. Borrower and Subsidiaries have obtained all licenses, permits, approvals and other authorizations necessary for the operation of their business.

5.3 Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation, the by-laws, or any other organizational documents of Borrower or any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority by which Borrower or any Subsidiary or any of their respective property or assets may be bound or affected or any material agreement or instrument to which Borrower is a party or by which it or any of its Property is bound or to which it or any of its Property is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

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5.4 Authorization; Enforceability. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurrence of the Loans, the execution and delivery of the other Loan Documents to which Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary to (a) the valid execution and delivery of any Loan Document to which Borrower is a party, (b) the performance of Borrower’s obligations under any Loan Document or (c) the granting of the security interest in the Collateral, except for filings in connection with the perfection of the security interest in any of the Collateral or the issuance of the Warrants. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

5.5 No Prior Encumbrances. Borrower has good and marketable title to the Collateral, free and clear of Liens except for Permitted Liens. Borrower has good title and ownership of, or is licensed under, all of Borrower’s current Intellectual Property. Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers, resellers and/or distributors in the ordinary course of business, (b) over-the-counter software that is commercially available to the public and (c) material Intellectual Property licensed to Borrower (other than off-the-shelf software) and noted on the Disclosure Schedule. Each patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. Except as noted on the Disclosure Schedule, Borrower is not a party to, nor is it bound by, any Restricted License. Borrower has not received any communications alleging that Borrower has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person, in each case that could reasonably be expected to have a Material Adverse Effect. Borrower has no knowledge of any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its Intellectual Property. The Collateral and the Intellectual Property constitute substantially all of the assets and property of Borrower, and Borrower owns all Intellectual Property associated with the business of Borrower and Subsidiaries, free and clear of any Liens other than Permitted Liens.

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5.6 Security Interest. The provisions of this Agreement create legal and valid security interests in the Collateral in favor of the Collateral Agent, for the benefit of the Lenders, and, assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Collateral Agent pursuant to this Agreement (a) constitute and will continue to constitute first priority security interests (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s Lien under this Agreement) and (b) are and will continue to be superior and prior to the rights of all other creditors of Borrower (except to the extent of such Permitted Liens).

5.7 Name; Location of Chief Executive Office, Principal Place of Business and Collateral. Borrower has not done business under any name other than that specified on the signature page hereof. Borrower’s jurisdiction of incorporation, chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located in the state and at the address set forth on the cover page of this Agreement. The Collateral is presently located at the address set forth on the cover page hereof or as set forth in the Disclosure Schedule or at such locations permitted under Section 7.2 of this Agreement.

5.8 Litigation. There are no actions or proceedings pending by or against Borrower or any Subsidiary before any court, arbitral tribunal, regulatory organization, administrative agency or similar body in which an adverse decision could have a Material Adverse Effect. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

5.9 Financial Statements. All financial statements relating to Borrower, any Subsidiary or any Affiliate that have been delivered by Borrower to Collateral Agent or Lenders present fairly in all material respects Borrower’s Consolidated financial condition as of the date thereof and Borrower’s Consolidated results of operations for the period then ended.

5.10 Full Disclosure. No representation, warranty or other statement made by Borrower in any Loan Document (including the Disclosure Schedule), certificate or written statement furnished to Collateral Agent or Lenders (other than projections, forward-looking statements and other information of a general economic or industry nature, which projections, forward-looking statements and other information of a general economic or industry nature have been prepared by Borrower in good faith based upon assumptions believed by Borrower to be reasonable at the time) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading. There is no fact known to Borrower which materially adversely affects, or which could in the future be reasonably expected to materially adversely affect, its ability to perform its obligations under this Agreement.

5.11 Solvency, Etc. Borrower is Solvent (as defined below) and, after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, Borrower will be Solvent. “Solvent” means, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.

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5.12 Subsidiaries. Borrower has no Subsidiaries.

5.13 Capitalization. All issued and outstanding Equity Securities of Borrower are duly authorized and validly issued, fully paid and non-assessable, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities, except for such compliance with such laws that would not reasonably be expected to result in a Material Adverse Effect.

5.14 Catastrophic Events; Labor Disputes. None of Borrower, any Subsidiary or any of their respective Property is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower or any Subsidiary is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of Borrower, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a Material Adverse Effect.

5.15 Certain Agreements of Officers, Employees and Consultants.

(a) No Violation. To the knowledge of Borrower, no officer, employee or consultant of Borrower is, or is now expected to be, in violation of any term of any employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement or any other material contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed by Borrower because of the nature of the business conducted or to be conducted by Borrower or relating to the use of trade secrets or proprietary information of others, and to Borrower’s knowledge, the continued employment of Borrower’s officers, employees and consultants does not subject Borrower to any material liability for any claim or claims arising out of or in connection with any such contract, agreement, or covenant.

(b) No Present Intention to Terminate. To the knowledge of Borrower, no officer of Borrower, and no employee or consultant of Borrower whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has any present intention of terminating his or her employment or consulting relationship with Borrower.

5.16 No Plan Assets. Neither Borrower nor any Subsidiary is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower or any Subsidiary constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) neither Borrower nor any Subsidiary is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower or any Subsidiary are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

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5.17 Sanctions, Etc. None of Borrower, any of its Subsidiaries or, to the knowledge of Borrower after due inquiry, any director, officer, employee, agent or Affiliate of Borrower or any of its Subsidiaries, is a Person that is, or is owned or controlled by Persons that are, (b) the subject or target of any Sanctions or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions. To the best of Borrower’s knowledge, as of the date hereof and at all times throughout the term of this Agreement, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, none of the funds of Borrower, any Subsidiary or of their Affiliates have been (or will be) derived from any unlawful activity with the result that the investment in the respective party (whether directly or indirectly), is prohibited by applicable law or the Loans are in violation of applicable law.

5.18 Regulatory Compliance. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System. Neither Borrower nor any Subsidiary is an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

5.19 Payment of Taxes. All federal and other material tax returns, reports and statements (including any attachments thereto or amendments thereof) of Borrower and its Subsidiaries filed or required to be filed by any of them have been timely filed (or extensions have been obtained and such extensions have not expired) and all taxes shown on such tax returns or otherwise due and payable and all assessments, fees and other governmental charges upon Borrower, its Subsidiaries and their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except for the payment of any such taxes, assessments, fees and other governmental charges which are being diligently contested by Borrower in good faith by appropriate proceedings and for which adequate reserves have been made under GAAP. To the knowledge of Borrower, no tax return of Borrower or any Subsidiary is currently under an audit or examination, and Borrower has not received written notice of any proposed audit or examination, in each case, where a material amount of tax is at issue. Borrower is not an “S corporation” within the meaning of Section 1361(a)(1) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

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5.20 Anti-Terrorism Laws. Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as lender, underwriter, advisor, investor or otherwise). Lenders hereby notify Borrower that pursuant to the requirements of Anti-Terrorism Laws, and each Lender’s policies and practices, Lenders are required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow Lenders to identify such party in accordance with Anti-Terrorism Laws.

6. Affirmative Covenants. Borrower, until the full and complete payment of the Obligations, covenants and agrees that:

6.1 Good Standing. Borrower shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

6.2 Government Compliance. Borrower shall comply, and cause each of its Subsidiaries to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Lenders: (a) at the time of filing of Borrower’s Form 10-K with the U.S. Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and (ii) at the time of filing of Borrower’s Form 10-Q with the U.S. Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the Consolidated financial statements of Borrower filed with such Form 10-Q; and (c) as soon as available, but in any event within forty-five (45) days after the earlier of (i) the end of Borrower’s fiscal year or (ii) the date of Borrower’s board of directors’ adoption, Borrower’s operating budget and plan for the next fiscal year; and (d) such other financial information as the Required Lenders may reasonably request from time to time. In addition, Borrower shall deliver to Lenders (A) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders and (B) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against Borrower or any Subsidiary or the commencement of any action, proceeding or governmental investigation involving Borrower or any Subsidiary is commenced that is reasonably expected to result in damages or costs to Borrower of One Hundred Thousand Dollars ($100,000) or more.

6.4 Certificates of Compliance. Each time financial statements are furnished pursuant to Section 6.3 above, Borrower shall deliver to Lenders an Officer’s Certificate signed by Borrower’s president, treasurer or chief financial officer (each, a “Responsible Officer”) in the form of, and certifying to the matters set forth in Exhibit E hereto.

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6.5 Notice of Defaults. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default, Borrower shall provide Lenders with an Officer’s Certificate setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

6.6 Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any Property belonging to it, and will execute and deliver to Collateral Agent and Lenders, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and cause each Subsidiary to make, timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Collateral Agent and Lenders with proof satisfactory to the Required Lenders indicating that Borrower and each Subsidiary has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such amounts or reserves sufficient to discharge such amounts have been provided on the books of Borrower). In addition, Borrower shall not change, and shall not permit any Subsidiary to change, its respective jurisdiction of residence for taxation purposes.

6.7 Use; Maintenance. Borrower shall keep and maintain all items of equipment and other similar types of personal property that form any significant portion or portions of the Collateral in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any such material item of Collateral to become a fixture to real estate or an accession to other personal property of another Person, without the prior written consent of Collateral Agent and the Required Lenders. Borrower shall not permit any such material item of Collateral to be operated or maintained in violation of any applicable law, statute, rule or regulation. With respect to items of leased equipment (to the extent Collateral Agent has, for the benefit of the Lenders, any security interest in any residual Borrower’s interest in such equipment under the lease), Borrower shall keep, maintain, repair, replace and operate such leased equipment in accordance in all material respects with the terms of the applicable lease.

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6.8 Insurance. Borrower shall keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location, and as Collateral Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and the Required Lenders. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as an additional loss payee and all general liability policies shall show Collateral Agent as an additional insured and all policies shall provide that the insurer must give Collateral Agent at least thirty (30) days’ notice before canceling its policy At Collateral Agent’s or any Lender’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any property policy shall, at Collateral Agent’s or the Required Lenders option, be payable to Collateral Agent, for the benefit of Lenders, or to Lenders on account of the Obligations (as directed by the Required Lenders). Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any property policy, toward the replacement or repair of destroyed or damaged property; provided that (a) any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest for the benefit of the Lenders and (b) after the occurrence and during the continuation of an Event of Default all proceeds payable under such property policy shall, at the option of Collateral Agent or the Required Lenders, be payable to Collateral Agent, for the benefit of Lenders, or to Lenders on account of the Obligations (as directed by the Required Lenders). If Borrower fails to obtain insurance as required under Section 6.8 or to pay any amount or furnish any required proof of payment to third persons and Collateral Agent or Lenders, Collateral Agent or Lenders may make all or part of such payment or obtain such insurance policies required in Section 6.8, and take any action under the policies Collateral Agent or the Required Lenders deem prudent. On or prior to the first Restatement Effective Date and prior to each policy renewal, Borrower shall furnish to Collateral Agent certificates of insurance or other evidence reasonably satisfactory to Collateral Agent and the Required Lenders that insurance complying with all of the above requirements is in effect.

6.9 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Collateral Agent or Lenders to make effective the purposes of this Agreement, including the continued perfection and priority of Collateral Agent’s security interest in the Collateral for the benefit of the Lenders.

6.10 Subsidiaries. Borrower, upon the Required Lenders’ or Collateral Agent’s request, shall cause any Subsidiary to provide Collateral Agent, for the benefit of the Lenders, with a guaranty of the Obligations and a security interest in such Subsidiary’s assets to secure such guaranty.

6.11 Keeping of Books. Borrower shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower and its Subsidiaries in accordance with GAAP.

7. Negative Covenants. Borrower, until the full and complete payment of the Obligations, covenants and agrees that Borrower shall not (and shall not allow any Subsidiary to):

7.1 Chief Executive Office. Change its name, jurisdiction of incorporation, chief executive office, principal place of business or any of the items set forth in Section 1 of the Disclosure Schedule without thirty (30) days prior written notice to Collateral Agent and Lenders.

7.2 Collateral Control. Subject to its rights under Sections 4.4 and 7.4, remove any items of Collateral (other than (i) clinical trial materials, (ii) laptops and similar equipment maintained by Borrower’s employees, (iii) research materials maintained at contract research and storage facilities, and (iv) other Collateral with an aggregate value of not more than $100,000) from Borrower’s facility located at the address set forth on the cover page hereof or as set forth on the Disclosure Schedule.

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7.3 Liens. Create, incur, allow or suffer, or permit any Subsidiary to create, incur, allow or suffer, any Lien on any of its property, or assign or convey any right to receive income, including the sale of any accounts except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this Agreement or by operation of law to have priority to Collateral Agent’s Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the benefit of Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except (a) as otherwise permitted in Section 7.4 hereof and (b) as set forth in the definition of “Permitted Liens” herein.

7.4 Other Dispositions of Collateral. Convey, sell, lease or otherwise dispose of, or permit any Subsidiary to convey, sell, lease or otherwise dispose, of all or any part of the Collateral to any Person (collectively, a “Transfer”), except for: (a) Transfers of inventory in the ordinary course of business; (b) Transfers of worn-out or obsolete equipment made in the ordinary course of business; and (c) Transfers pursuant to Permitted Licenses; (d) sales of assets consented to by the Required Lenders; (e) Transfers in connection with transactions permitted by Sections 7.5, 7.6 and 7.8; (f) Transfers of cash or cash equivalents for uses not prohibited by the terms of this Agreement; (g) Liens permitted by Section 7.3; (i) Investments permitted by Section 7.11; (h) leases, subleases, licenses or sub-licenses of real or personal property granted by Borrower or any Subsidiary to others in the ordinary course of business not interfering in any material respect with the business of Borrower or such Subsidiary; (i) Transfers of Excluded Property and (j) Transfers not otherwise permitted pursuant to this Section; provided that (i) at the time of such Transfer, no Default or Event of Default shall exist or would result from such Transfer, (ii) such Transfer is made for fair market value and the consideration received shall be no less than 75% in cash, and (iii) the aggregate book value of all property disposed of in reliance on this clause (l) shall not exceed $50,000 in any fiscal year of Borrower. Notwithstanding the foregoing, each Lender hereby consents to the disposition of the Purchased Assets as defined in and pursuant to the Asset Purchase, Supply and Support Agreement and upon the effectiveness of the Asset Purchase, Supply and Support Agreement the Purchase Assets (as defined in the Asset Purchase, Supply and Support Agreement) shall no longer (i) be considered as part of the Collateral hereunder and (ii) be subject to any Lien in favor of the Collateral Agent, for the benefit of any the Lenders, hereunder or under the Original Agreement.

7.5 Distributions. (a) Pay any dividends or make any distributions, or permit any Subsidiary to pay any dividends or make any distributions, on their respective Equity Securities; (b) purchase, redeem, retire, defease or otherwise acquire, or permit any Subsidiary to purchase, redeem, retire, defease or otherwise acquire, for value any of their respective Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) in any fiscal year); (c) return, or permit any Subsidiary to return, any capital to any holder of its Equity Securities as such; (d) make, or permit any Subsidiary to make, any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (e) set apart any sum for any such purpose; provided, however, Borrower may pay dividends payable solely in Borrower’s common stock.

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7.6 Mergers or Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with or into any other Person or acquire, or permit any Subsidiary to acquire, all or substantially all of the capital stock or assets of another Person; provided that (a) any Subsidiary may merge into another Subsidiary and (b) any Subsidiary may merge into Borrower so long as Borrower is the surviving entity.

7.7 Change in Business or Ownership. (a) Engage, or permit any Subsidiary to engage, in any business other than the businesses currently engaged in by Borrower or such Subsidiary, as applicable, or reasonably related thereto or (b) issue in a private placement Equity Securities to venture capital investors that results in one or more of such investors holding twenty-five percent (25%) or more of Borrower’s ownership following such issuance unless Borrower identifies to Lenders and Collateral Agent the venture capital investors prior to the execution of a definitive agreement and any such venture capital investors have cleared each Lender’s “know your customer” checks.

7.8 Transactions With Affiliates; Creation of Subsidiaries. (a) Enter, or permit any Subsidiary to enter, into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Borrower or such Subsidiary, as applicable, as an arms-length transaction with Persons who are not Affiliates of Borrower or (b) create a Subsidiary without providing at least 10 Business Days advance notice thereof to Lenders and, if requested by the Required Lenders, such Subsidiary guarantees the Obligations and grants, the Collateral Agent for the benefit of the Lenders, a security interest in its assets to secure such guaranty, in each case on terms reasonably satisfactory to Collateral Agent and the Required Lenders.

7.9 Indebtedness Payments. (a) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due or permitted to be prepaid under this Agreement) or lease obligations, (b) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (c) repay any notes to officers, directors or shareholders.

7.10 Indebtedness. Create, incur, assume or permit, or permit any Subsidiary to create, incur or permit, to exist any Indebtedness except Permitted Indebtedness.

7.11 Investments. Make, or permit any Subsidiary to make, any Investment except for Permitted Investments.

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7.12 Compliance. (a) Become, or permit any Subsidiary to become, an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940, or undertake as one of its important activities, extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; (b) become, or permit any Subsidiary to become, subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money; or (c) (i) fail, or permit any Subsidiary to fail, to meet the minimum funding requirements of the Employment Retirement Income Security Act of 1974, and its regulations, as amended from time to time (“ERISA”), permit, or (ii) permit, or permit any Subsidiary to permit, a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (d) fail, or permit any Subsidiary to fail, to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have Material Adverse Effect.

7.13 Maintenance of Accounts. (a) Maintain any deposit account or securities account except accounts with respect to which Collateral Agent, for the benefit of the Lenders, has obtained a perfected security interest in such accounts through one or more Account Control Agreements and deposit accounts established solely as payroll accounts, provided, however, that any such payroll account over which Collateral Agent does not maintain an Account Control Agreement shall not contain deposits in an amount exceeding one hundred five percent (105%) of the amount necessary to fund the Borrower’s payroll obligations for one payroll cycle or (b) grant or allow any other Person (other than Collateral Agent) to perfect a security interest in, or enter into any agreements with any Persons (other than Collateral Agent) accomplishing perfection via control as to, any of its deposit accounts or securities accounts.

7.14 Negative Pledge Regarding Intellectual Property. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien of any kind upon any Intellectual Property or Transfer any Intellectual Property, whether now owned or hereafter acquired, other than non-exclusive licenses of Intellectual Property entered into in the ordinary course of business.

8. Events of Default. Any one or more of the following events shall constitute an “Event of Default” by Borrower under this Agreement:

8.1 Failure to Pay. If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents: (a) any Scheduled Payment on the relevant Payment Date or on the relevant Maturity Date; or (b) any other portion of the Obligations within five (5) days after receipt of written notice from Lenders that such payment is due.

8.2 Certain Covenant Defaults. If Borrower fails to perform any obligation arising under Sections 6.5 or 6.8, or violates any of the covenants contained in Section 7 of this Agreement.

8.3 Other Covenant Defaults. If Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in Sections 8.1, 8.2 or 8.4 through 8.14), in any of the other Loan Documents and Borrower has failed to cure such default within thirty (30) days of the occurrence of such default. During this thirty (30) day period, the failure to cure the default is not an Event of Default.

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8.4 Material Adverse Change. If there occurs a material adverse change in Borrower’s business, or if there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Collateral Agent or Lenders or a material impairment of the value or priority of Collateral Agent’s security interest in the Collateral for the benefit of the Lenders.

8.5 Intentionally Omitted.

8.6 Seizure of Assets, Etc. (a) If any material portion of Borrower’s or any Subsidiary’s assets (i) is attached, seized, subjected to a writ or distress warrant, or is levied upon or (ii) comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, (b) if Borrower or any Subsidiary is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, (c) if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s or any Subsidiary’s assets or (d) if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s or any Subsidiary’s assets by the United States Government, or any department agency or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower.

8.7 Service of Process. (a) The service of process upon Collateral Agent or any Lender seeking to attach by a trustee or other process any funds of Borrower on deposit or otherwise held by Collateral Agent or any Lender in excess of One Hundred Thousand Dollars ($100,000), (b) the delivery upon Collateral Agent or any Lender of a notice of foreclosure by any Person seeking to attach or foreclose on any funds of Borrower on deposit or otherwise held by Collateral Agent or any Lender in excess of One Hundred Thousand Dollars ($100,000) or (c) the delivery of a notice of foreclosure or exclusive control to any entity holding or maintaining Borrower’s deposit accounts or accounts holding securities by any Person (other than Collateral Agent or any Lender) seeking to foreclose or attach any such accounts or securities.

8.8 Default on Indebtedness. One or more defaults shall exist under any agreement with any third party or parties which consists of the failure to pay any Indebtedness of Borrower or any Subsidiary at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) or a default shall exist under any financing agreement with a Lender or any Lender’s Affiliates.

8.9 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower or any Subsidiary and shall remain unsatisfied and unstayed for a period of ten (10) days or more except for those that are fully covered by a reputable and financially sound insurer.

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8.10 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, certification, or report made to Collateral Agent or any Lender by Borrower or any officer, employee, agent, or director of Borrower.

8.11 Breach of Warrant. If Borrower shall breach any material term of any Warrant.

8.12 Unenforceable Loan Document. If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

8.13 Involuntary Insolvency Proceeding. (a) If a proceeding shall have been instituted in a court having jurisdiction in the premises (i) seeking a decree or order for relief in respect of Borrower or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) for the appointment of a receiver, liquidator, administrator, assignee, custodian, trustee (or similar official) of Borrower or any Subsidiary or for any substantial part of its Property or (iii) for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or (b) such court shall enter a decree or order granting the relief sought in any such proceeding.

8.14 Voluntary Insolvency Proceeding. If Borrower or any Subsidiary shall (a) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b) consent to the entry of an order for relief in an involuntary case under any such law, (c) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or any Subsidiary or for any substantial part of its Property, (d) shall make a general assignment for the benefit of creditors, (e) shall fail generally to pay its debts for borrowed money as they become due or (f) take any corporate action in furtherance of any of the foregoing.

9. Lender’s Rights and Remedies.

9.1 Rights and Remedies. During the period commencing on the Restatement Effective Date and ending on December 31, 2019, each of the Collateral Agent and the Lenders shall forbear from the exercise of any rights and remedies under this Agreement and applicable law based upon the occurrence of any Default or Event of Default unless such Default or Event of Default is based on a Specified Breach, provided that the Collateral Agent shall have the right during the existence of any Event of Default to protect the Collateral in accordance with the terms of Section 9.1(b). On and after January 1, 2020 (or from and after the Restatement Effective Date in connection with any Default or Event of Default based upon a Specified Breach), upon the occurrence and during the continuance of any Default or Event of Default, Collateral Agent shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, at the request of the Required Lenders, Collateral Agent shall, on behalf of Lenders, at their election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower:

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(a) Acceleration of Obligations. Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including (i) any accrued and unpaid interest, (ii) the amounts which would have otherwise come due under Section 2.3(b)(ii) if the Loans had been voluntarily prepaid, (iii) the unpaid principal balance of the Loans and (iv) all other sums, if any, that shall have become due and payable hereunder, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.13 or 8.14 all Obligations shall become immediately due and payable without any action by Collateral Agent);

(b) Protection of Collateral. Make such payments and do such acts as Collateral Agent or the Required Lenders considers necessary or reasonable to protect Collateral Agent’s security interest in the Collateral on behalf of the Lenders. Borrower agrees to assemble the Collateral if Collateral Agent or the Required Lenders so require and to make the Collateral available to Collateral Agent or Lenders as Collateral Agent may designate. Borrower authorizes Collateral Agent and its designees and agents to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Collateral Agent’s or the Required Lenders determination appears or is claimed to be prior or superior to the Collateral Agent’s security interest for the benefit of the Lenders and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Collateral Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise, on behalf of the Lenders, any of Collateral Agent’s rights or remedies provided herein, at law, in equity, or otherwise;

(c) Preparation of Collateral for Sale. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Collateral Agent, Lenders and their agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s Intellectual Property, including labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, now or at any time hereafter owned or acquired by Borrower or in which Borrower now or at any time hereafter has any rights; provided that such license shall only be exercisable in connection with the disposition of Collateral upon Collateral Agent’s exercise of its remedies hereunder and that any exercise of remedies under this Section 9.1(c) shall be subject to any rights of third parties in or to such Intellectual Property;

(d) Sale of Collateral. Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Collateral Agent or the Required Lenders determine are commercially reasonable; and

(e) Purchase of Collateral. Credit bid and purchase all or any portion of the Collateral at any public sale.

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

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9.2 Set Off Right. Collateral Agent may, on behalf of the Lenders, set off and apply to the Obligations any and all Indebtedness at any time owing to or for the credit or the account of Borrower or any other assets of Borrower in Collateral Agent’s possession or control.

9.3 Effect of Sale. Upon the occurrence and continuation of an Event of Default, to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Collateral Agent, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Borrower, its successors or assigns.

9.4 Power of Attorney in Respect of the Collateral. Borrower does hereby irrevocably appoint Collateral Agent, on behalf of Lenders (which appointment is coupled with an interest) the true and lawful attorney in fact of Borrower, with full power of substitution and in its name to file any notices of security interests, financing statements and continuations and amendments thereof pursuant to the Code or federal law, as may be necessary to perfect or to continue the perfection of Collateral Agent’s security interest in the Collateral for the benefit of the Lenders. Borrower does hereby irrevocably appoint Collateral Agent, on behalf of Lenders (which appointment is coupled with an interest) on the occurrence and continuation of an Event of Default, the true and lawful attorney in fact of Borrower, with full power of substitution and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Collateral Agent were Borrower itself; (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Collateral Agent’s possession or under Collateral Agent’s control; (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral; (d) in Collateral Agent’s or the Required Lenders discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Borrower or otherwise, which Collateral Agent or the Required Lenders may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Collateral Agent, on behalf of the Lenders, in and to the Collateral; (e) endorse Borrower’s name on any checks or other forms of payment or security; (f) sign Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (g) make, settle, and adjust all claims under Borrower’s insurance policies; (h) settle and adjust disputes and claims about the accounts directly with account debtors, for amounts and on terms Collateral Agent or the Required Lenders determine reasonable; (i) transfer the Collateral into the name of Collateral Agent, Lenders or a third party as the Code permits; and (j) to the extent permitted by applicable law, to otherwise act with respect thereto as though Collateral Agent were the outright owner of the Collateral.

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9.5 Lender’s Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Collateral Agent or Lenders may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.8 of this Agreement, and take any action with respect to such policies as Collateral Agent or Lenders deem prudent. Any amounts paid or deposited by Collateral Agent or any Lender shall constitute Lender’s Expenses, shall be immediately due and payable, shall bear interest at the Default Rate and shall be secured by the Collateral. Any payments made by Collateral Agent or any Lender shall not constitute an agreement by Collateral Agent or any Lender to make similar payments in the future or a waiver by Collateral Agent or any Lender of any Event of Default under this Agreement. Borrower shall pay all reasonable fees and expenses, including Lender’s Expenses, incurred by Collateral Agent or any Lender in the enforcement or attempt to enforce any of the Obligations hereunder not performed when due.

9.6 Remedies Cumulative; Independent Nature of Lender’s Rights. Collateral Agent’s and each Lender’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Collateral Agent and Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No failure on the part of Collateral Agent or Lenders to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right. The Obligations of Borrower to Lenders may be enforced by Lenders or Collateral Agent against Borrower in accordance with the terms of this Agreement and the other Loan Documents and, to the fullest extent permitted by applicable law, it shall not be necessary for Collateral Agent or Lenders, as applicable, to be joined as an additional party in any proceeding to enforce such Obligations.

9.7 Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent or any Lender, at the time of or received by Collateral Agent or any Lender after the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

(a) First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent or any Lender, including Lender’s Expenses;

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(b) Second, to the payment to Lenders of the amount then owing or unpaid on the Loans for any accrued and unpaid interest, the amounts which would have otherwise come due under Section 2.3(b)(ii), if the Loans had been voluntarily prepaid, the principal balance of the Loans, and all other Obligations with respect to the Loans (provided, however, if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then first, to the unpaid interest thereon ratably, second, to the amounts which would have otherwise come due under Section 2.3(b)(ii) ratably, if the Loans had been voluntarily prepaid, third, to the principal balance of the Loans ratably, and fourth, to the ratable payment of other amounts then payable to any Lender under any of the Loan Documents); and

(c) Third, to the payment of the surplus, if any, to Borrower, its successors and assigns or to the Person lawfully entitled to receive the same.

9.8 Reinstatement of Rights. If Collateral Agent shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Collateral Agent shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

9.9 Designation of Rights. Notwithstanding anything to the contrary contained in this Agreement, except with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Lender shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent on behalf of the Lenders in accordance with the terms thereof. For the avoidance of doubt, no Lender shall have the right to exercise any remedies or rights, including but not limited to (i) setoff any sums payable by Borrower to any Lender, (ii) collect from or obtain performance by third parties obligated on any Collateral, (iii) foreclose on any Collateral (including no strict foreclosures), (iv) collect on any deficiency, (v) accelerate the due date of payments, (vi) obtain or maintain dominion or control over any Collateral, (vii) receive payment for any legal fees or costs incurred in connection with this Agreement or any rights therefrom, (viii) correspond with or take any actions against Borrower or (ix) exercise any other remedies at law (including but not limited to under the Uniform Commercial Code as in effect in the State of New York (the “UCC”)), in equity or pursuant to this Agreement or any other Loan Document (collectively and together with any other right or remedy, an “Enforcement Action”). In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent on behalf of the Lenders at such sale or other disposition. Each Lender will be deemed, by its acceptance of the benefits of the Collateral and of the guarantees (if any) of the Obligations, to have agreed to the provisions of this Section 9.9.

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9.10 Subordination. Notwithstanding anything herein to the contrary, the Lien and security interest granted to Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by Collateral Agent hereunder will at all times be senior and prior in all respects to a Lien on such Collateral securing any Obligations to any Lender, and a Lien on Collateral securing any Obligations to any Lender will at all times be junior and subordinate in all respects to a Lien on such Collateral securing any Obligations to the Collateral Agent. The priority of the Liens securing the Obligations to the Collateral Agent and the Lenders will remain in full force and effect irrespective of:

(1)	how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise),

(2)	the time, manner, or order of the grant, attachment, or perfection of a Lien,

(3)	any conflicting provision of the UCC or other applicable law,

(4)	any defect in, or non-perfection, setting aside, or avoidance of, a Lien or any Loan Document or any other agreement,

(5)	the modification of any Obligation,

(6)	the modification of any Loan Document or any other agreement,

(7)	the exchange of a security interest in any Collateral for a security interest in other Collateral,

(8)	whether the Borrower become the subject of a bankruptcy or insolvency proceeding or any action or proceeding of the type described in Sections 8.13 or 8.14 hereof or any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, the Borrower in respect of the Obligations to the Collateral Agent or any Lender. Each Lender will be deemed, by its acceptance of the benefits of the Collateral and of the guarantees (if any) of the Obligations, to have agreed to the provisions of this Section 9.10.

9.11 Application of Proceeds. Until the discharge of the Obligations to the Collateral Agent and all Lenders, and regardless of whether the Borrower become the subject of a bankruptcy or insolvency proceeding or any action or proceeding of the type described in Sections 8.13 or 8.14 hereof, Collateral or proceeds received in connection with an Enforcement Action or in connection with any an bankruptcy or insolvency proceeding or any action or proceeding of the type described in Sections 8.13 or 8.14 hereof involving the Borrower will be applied first, to the Collateral Agent for the payment in full to the Collateral Agent for its expenses of collection and enforcement, or of repossession, holding, preparation, and disposition of any Collateral, including attorney fees and expenses,

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second, to the Collateral Agent for the payment in full of the other Obligations secured by the Lien on the Collateral, and the Collateral Agent shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) and itself, pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received, and third, to the Collateral Agent for payments to be made in the Collateral Agent’s discretion in accordance with applicable law, including the UCC.

Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall promptly transfer such excess amount to the Collateral Agent for distribution as provided hereunder. Each Lender will be deemed, by its acceptance of the benefits of the Collateral and of the guarantees (if any) of the Obligations, to have agreed to the provisions of this Section 9.11.

9.12 Enforcement Action by Lenders. Notwithstanding anything contained herein to the contrary, upon an Event of Default based upon a Specified Breach, if the Required Lenders have not directed the Collateral Agent to take action pursuant to Article 9 within sixty (60) days after the occurrence of such Event of Default, then any Lender shall have the right to direct the Collateral Agent to take such action under Article 9 in accordance with such Lender’s instructions and the Collateral Agent shall take such action unless the Collateral Agent (in good faith in its capacity as Collateral Agent) determines that taking such action would not be in the best interest of Lenders in their capacity as such (as a whole). If Collateral Agent, other than as a result of its determination (in good faith in its capacity as Collateral Agent) that taking such action would not be in the best interest of Lenders (as a whole), does not take such action, the Collateral Agent shall resign as Collateral Agent and the Lender requesting such further action shall immediately and automatically be appointed as Collateral Agent and shall take such action as directed by the Lender.

10. Waivers; Indemnification.

10.1 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Collateral Agent or Lenders on which Borrower may in any way be liable.

10.2 Lender’s Liability for Collateral. So long as Collateral Agent and each Lender complies with its obligations, if any, under the Code, neither Collateral Agent nor any Lender shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than Collateral Agent’s or any Lender’s gross negligence or willful misconduct; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

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10.3 Indemnification and Waiver. Whether or not the transactions contemplated hereby shall be consummated:

(a) General Indemnity. Borrower agrees upon demand to pay or reimburse Collateral Agent and Lenders for all liabilities, obligations and out-of-pocket expenses, including Lender’s Expenses and reasonable fees and expenses of counsel for Collateral Agent and Lenders from time to time arising in connection with the enforcement or collection of sums due under the Loan Documents, and in connection with any amendment or modification of the Loan Documents or any “work-out” in connection with the Loan Documents. Borrower shall indemnify, reimburse and hold Collateral Agent, each Lender, and each of their respective successors, assigns, agents, attorneys, officers, directors, equity holders, servants, agents and employees (each an “Indemnified Person”) harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such Indemnified Person in connection therewith (including reasonable attorneys’ fees and expenses), fines, penalties (and other charges of any applicable Governmental Authority), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower’s property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a “Claim”), directly or indirectly relating to or arising out of the use of the proceeds of the Loans or otherwise, the falsity of any representation or warranty of Borrower or Borrower’s failure to comply with the terms of this Agreement or any other Loan Document. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment or product included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises owned, occupied or leased by Borrower, including any Claims asserted or arising under any Environmental Law, (iv) any Claim for negligence or strict or absolute liability in tort or (v) any Claim asserted as to or arising under any Account Control Agreement or any Landlord Agreement; provided, however, Borrower shall not indemnify any Indemnified Person for any liability incurred by such Indemnified Person as a direct and sole result of such Indemnified Person’s gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Collateral Agent’s or the Required Lenders written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Collateral Agent and each Lender, each of its members, partners, and each of their respective, agents, employees, directors, officers, equity holders, successors and assigns against any indemnified Claim described in this Section 10.3(a). Borrower shall not settle or compromise any Claim against or involving Collateral Agent or any Lender without first obtaining Collateral Agent’s or such Lender’s written consent thereto, which consent shall not be unreasonably withheld. For the avoidance of doubt, tax claims are governed by Section 2.4(c) and this Section 10.3(a) shall not apply with respect to taxes other than any taxes that represent losses, claims or damages arising from any non-tax claim.

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(b) Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM COLLATERAL AGENT OR LENDERS UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

(c) Survival; Defense. The obligations in this Section 10.3 shall survive payment of all other Obligations pursuant to Section 12.8. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person’s reasonable discretion, at the sole cost and expense of Borrower. All amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.

11. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by prepaid nationally recognized overnight courier, or by prepaid facsimile to Borrower or to Lenders, as the case may be, at their respective addresses set forth below:

If to Borrower:	Titan Pharmaceuticals, Inc.
400 Oyster Point Blvd., Suite 505
South San Francisco, CA 94080
Attention: Chief Executive Officer
Fax: (650) 244-4956
Ph: (650) 244-4990

If to Molteni:	L. Molteni & C. dei F.lli Alitti Società di Esercizio S.p.A.
Strada Statale 67
Frazione Granatieri
Scandicci (Florence), Italy
Attention: Giuseppe Seghi Recli
Fax No.: +39 055 720057

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
Fax No.: 212 728 9968
Attn: Mark A. Cognetti, Esq. and David Tarr

Studio Legale Delfino e Associati
Willkie Farr & Gallagher LLP
Via Michele Barozzi, 2
20122 Milan
Attn: Maurizio Delfino

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If to Horizon:	Horizon Credit II LLC
312 Farmington Avenue
Farmington, CT 06032
Attention: Legal Department
Fax: (860) 676-8655
Ph: (860) 676-8654

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

12. General Provisions.

12.1 Successors and Assigns. This Agreement and the Loan Documents shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, neither this Agreement nor any rights hereunder may be assigned by Borrower without the Required Lenders prior written consent, which consent may be granted or withheld in the Required Lenders sole discretion. Each Lender shall have the right without the consent of or notice to Borrower to sell, transfer, assign, negotiate, or grant participations in all or any part of, or any interest in such Lender’s rights and benefits hereunder. Collateral Agent and each Lender may disclose the Loan Documents and any other financial or other information relating to Borrower to any potential participant or assignee of any of the Loans; provided that such participant or assignee agrees for the benefit of Borrower to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information.

12.2 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

12.3 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.4 Entire Agreement; Construction; Amendments and Waivers.

(a) Entire Agreement. This Agreement and each of the other Loan Documents, taken together, constitute and contain the entire agreement among Borrower, Collateral Agent and Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Borrower acknowledges that it is not relying on any representation or agreement made by Collateral Agent, any Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Loan Documents.

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(b) Construction. This Agreement is the result of negotiations between and has been reviewed by each of Borrower, Collateral Agent and Lenders as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower, Collateral Agent or Lenders. Borrower, Collateral Agent and Lenders agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower’s, Collateral Agent’s or each Lender’s actual intentions.

(c) Amendments and Waivers. Any and all discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents and any and all amendments and modifications of this Agreement or of any of the other Loan Documents, in each case, shall not be effective without the written consent of Required Lenders and Borrower; provided that (x) no such discharge, waiver, consent, amendment or modification affecting the rights or duties of the Collateral Agent under this Agreement or any other Loan Document shall be effective without the written consent of the Collateral Agent and (y) no such discharge, waiver, consent, amendment or modification under this Agreement or any other Loan Document shall: (i) reduce the principal of, or rate of interest specified herein on, any Loan, without the written consent of each Lender directly and adversely affected thereby, (ii) postpone any date scheduled for any payment of principal of, or interest (including for the avoidance of doubt, the Maturity Date) on, any Loan, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent affected in accordance with this Section 12.4 shall be binding upon Collateral Agent, Lenders and on Borrower.

12.5 Reliance by Lenders. All covenants, agreements, representations and warranties made herein by Borrower shall be deemed to be material to and to have been relied upon by Collateral Agent and Lenders, notwithstanding any investigation by Collateral Agent or Lenders.

12.6 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts (including signatures delivered by facsimile or other electronic means), each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Collateral Agent and Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Collateral Agent or any Lender have run.

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13. Relationship of Parties. Borrower and each Lender acknowledge, understand and agree that the relationship between Borrower, on the one hand, and Lender, on the other, is, and at all times shall remain solely that of a borrower and lender. Any Lender shall not, under any circumstances, be construed to be a partner or a joint venturer of Borrower or any of its Affiliates; nor shall any Lender, under any circumstances, be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty or any other duty to Borrower or any of its Affiliates. Neither Collateral Agent nor any Lender undertakes or assumes any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Collateral Agent or any Lender or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Collateral Agent or Lenders in connection with such matters is solely for the protection of Collateral Agent and Lenders and neither Borrower nor any Affiliate is entitled to rely thereon.

14. Confidentiality. All information (other than periodic reports filed by Borrower with the U.S. Securities and Exchange Commission and information otherwise publicly disclosed by Borrower) disclosed by Borrower or its representatives to Collateral Agent or Lenders their respective representatives, whether furnished before or after the date hereof and regardless of the manner in which such information is furnished (including disclosures through inspection pursuant to this Agreement and the other Loan Documents) shall be considered confidential if it is marked confidential or designated, in writing, as confidential, or if either Lender knows that such information is material non-public information, including, without limitation, financial information and information regarding Borrower’s existing and prospective relationships and transactions with third parties (such information, collectively, the “Confidential Information”). Collateral Agent and Lenders agree to use the same degree of care to safeguard and prevent disclosure of such Confidential Information as Collateral Agent and Lenders use with their own confidential information, but in any event no less than a reasonable degree of care. Neither Collateral Agent nor any Lender shall disclose such Confidential Information to any third party (other than (a) to another party hereto, (b) to Collateral Agent’s or each Lender’s members, partners, attorneys, governmental regulators (including any self-regulatory authority) or auditors, (c) to Collateral Agent’s or each Lender’s subsidiaries and affiliates, (d) on a confidential basis, to any rating agency, (e) to prospective transferees and purchasers of the Loans or any actual or prospective party (or its Affiliates) to any swap, derivative or other transaction under which payments are to be made by reference to the Obligations, Borrower, any Loan Document or any payment thereunder, all subject to the same confidentiality obligation set forth herein or (f) as required by law, regulation, subpoena or other order to be disclosed) and shall use such information only for purposes of evaluation of its investment in Borrower and the exercise of Collateral Agent’s or each Lender’s rights and the enforcement of its remedies under this Agreement and the other Loan Documents. The obligations of confidentiality shall not apply to any information that (i) was known to the public prior to disclosure by Borrower or its representatives under this Agreement, (ii) becomes known to the public through no fault of Collateral Agent or any Lender, (iii) is disclosed to Collateral Agent or any Lender on a non-confidential basis by a third party or (iv) is independently developed by Collateral Agent or any Lender. Notwithstanding the foregoing, Collateral Agent’s and each Lender’s agreement of confidentiality shall not apply if Collateral Agent or any Lender has acquired indefeasible title to any Collateral or in connection with any enforcement or exercise of Collateral Agent’s or any Lender’s rights and remedies under this Agreement following an Event of Default, including the enforcement of Collateral Agent’s security interest in the Collateral for the benefit of the Lenders.

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15. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF BORROWER, COLLATERAL AGENT AND LENDERS HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. BORROWER, COLLATERAL AGENT AND LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

16. Effect of Amendment and Restatement of the Existing Agreement.

16.1 On the Restatement Effective Date, (i) all Obligations under the Original Agreement shall be amended and modified as provided herein, (ii) the outstanding amount of all Loans (as defined in the Original Agreement) shall be reallocated among the Lenders in accordance with their respective Loan in the amount set forth opposite such Lender’s name on Schedule I attached hereto and in order to effect such reallocations, all requisite assignments shall be deemed to be made in amounts from Horizon to Molteni, with the same force and effect as if such assignments were made pursuant to the Original Agreement but without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which such requirements are hereby waived), and (iii) Molteni shall make full cash settlement directly with Horizon with respect to all such assignments and reallocations.

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16.2 On the Restatement Effective Date, the Original Agreement shall be amended and restated in its entirety by this Agreement. The parties hereto acknowledge and agree that (i) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation of the Obligations existing under the Original Agreement as in effect immediately prior to the Restatement Effective Date, (ii) all such Obligations existing under the Original Agreement are in all respects continuing but as modified as provided in this Agreement, (iii) this Agreement and the other Loan Documents being executed and delivered on the Restatement Effective Date shall not in any way release or impair any Liens created pursuant to the Original Agreement or any other Loan Document (as defined in the Original Agreement) or affect the relative priorities thereof, and the Borrower, on behalf of itself and its Subsidiaries, hereby ratifies and confirms all such Liens, (iv) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Collateral Agent or the Lender under the Original Agreement or the other Loan Documents (as defined in the Original Agreement), nor constitute a waiver of any covenant, agreement or obligation under the Original Agreement or the other Loan Documents (as defined in the Original Agreement), except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby or by any of the other Loan Documents executed and delivered on the Restatement Effective Date, (v) any and all references in the Loan Documents to the Original Agreement shall, without further action of the parties, be deemed a reference to the Original Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, restated, supplemented or otherwise modified from time to time and (vi) unless any Loan Document has been expressly amended and restated pursuant to this Agreement, any Loan Document as defined in, or executed pursuant to, the Original Agreement shall constitute a Loan Document hereunder.

16.3 Horizon hereby agrees to a non-cash conversion of all of its Loans under the Original Agreement outstanding immediately prior to the effectiveness of this Agreement which have not been acquired by Molteni into Loans (as defined herein) outstanding immediately after the effectiveness of this Agreement.

17. Collateral Agent Succession

17.1 Collateral Agent Resignation, Consent and Appointment. As of the Restatement Effective Date, (a) Horizon TFC hereby resigns as the Collateral Agent under the Original Credit Agreement and shall have no further obligations under the Loan Documents in such capacity; (b) the Lenders hereby appoint Molteni as Collateral Agent under this Agreement and the other Loan Documents; (c) the Borrower hereby consents to the appointment of Molteni as the Collateral Agent; and (e) Molteni hereby accepts its appointment as Collateral Agent.

17.2 Collateral Agent Rights and Obligations. The parties hereto hereby confirm that the Collateral Agent succeeds to the rights and obligations of Horizon TFC under the Original Credit Agreement and the other Loan Documents and becomes vested with all the rights, powers, privileges and duties of the Collateral Agent under each of the Loan Documents, and Horizon TFC is discharged from all its duties and obligations as the Collateral Agent under the Original Credit Agreement and the other Loan Documents, in each case, as of the Restatement Effective Date.

17.3 Assignment of Liens. Horizon and Horizon TFC hereby assign to the Collateral Agent each of the Liens and security interests granted to Horizon and Horizon TFC under the Loan Documents and the Collateral Agent hereby assumes all such Liens and security interests, for its benefit and the benefit of the Lenders. The Collateral Agent is hereby authorized to execute and file any and all documents necessary to effectuate the assignment of any and all Liens and security interests (including, without limitation, amendments under the Uniform Commercial Code, assignments of mortgages and deeds of trust, assignments of security interests in trademarks, patents and copyrights and assignments of control agreements with respect to the Borrower’s deposit accounts).

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17.4 Post-Effective Date Cooperation. On and after the Restatement Effective Date, Horizon TFC hereby agrees to execute all documents, agreements or instruments (at the expense of the Borrower) as may be reasonably requested by the Collateral Agent to transfer the rights and privileges of Horizon TFC as Collateral Agent (as defined in the Original Agreement) under the Loan Documents (including, without limitation, Horizon' TFCs liens and security interests in the Collateral) to the Collateral Agent and to deliver all Collateral in the possession of Horizon TFC to the Collateral Agent. The Borrower hereby consents to all actions taken by Horizon TFC and the Collateral Agent pursuant to the immediately preceding sentence.

17.5 Continuing Benefit of Credit Agreement. Each of the Borrower and the Lenders, with respect to their applicable indemnification obligations under the Loan Documents, expressly agrees and confirms that each Collateral Agent’s and the Collateral Agent’s right to indemnification, as set forth in the Loan Documents, shall apply with respect to any and all losses, claims, costs and expenses that such Existing Collateral Agent or Collateral Agent, as applicable, suffers, incurs or is threatened with relating to actions taken or omitted by any of the parties to this Agreement on or prior to the Restatement Effective Time.

17.6 Limitation of Liability of the Collateral Agent. The parties hereto agree that Molteni, in its individual capacity and in its capacity as Collateral Agent, shall bear no responsibility or liability for (i) any actions taken or omitted to be taken by Horizon TFC while it served as the Collateral Agent under the Credit Agreement and the other Loan Documents, or (ii) any event, circumstance, condition, or action, existing on or prior to the Restatement Effective Date, with respect to the Collateral, the Original Credit Agreement, or any other Loan Document, or the transactions contemplated thereby.

17.7 Acknowledgements Regarding Collateral Agent. It is acknowledged and agreed by each of the parties hereto that Molteni, in succeeding to the position of the Collateral Agent under this Agreement and the other Loan Documents, (i) has undertaken no analysis of the Loan Documents or the Collateral and (ii) has made no determination as to (x) the validity, enforceability, effectiveness or priority of any Liens granted or purported to be granted pursuant to the Loan Documents or (y) the accuracy or sufficiency of the documents, filings, recordings and other actions taken to create, perfect or maintain the existence, perfection or priority of the Liens granted or purported to be granted pursuant to the Loan Documents. Molteni shall be entitled to assume that, as of the Restatement Effective Date, all Liens purported to be granted pursuant to the Loan Documents are valid and perfected Liens having the priority intended by the Lenders and the Loan Documents.

17.8 Possessory Collateral. On and after the Restatement Effective Date, all possessory collateral held by Horizon TFC for the benefit of the Lenders shall be deemed to be held by Horizon TFC as agent and bailee for the Collateral Agent for the ratable benefit of the Lenders until such time as such possessory collateral has been delivered to the Collateral Agent. Notwithstanding anything herein to the contrary or the effectiveness of the terms hereof, the Borrower agrees that all of such Liens granted by the Borrower, shall in all respects be continuing and in effect and are hereby ratified and reaffirmed by the Borrower. Without limiting the generality of the foregoing, any reference to Horizon TFC in any publicly filed document, to the extent such filing relates to the liens and security interests in the Collateral assigned hereby and until such filing is modified to reflect the interests of the Collateral Agent, shall, with respect to such liens and security interests, constitute a reference to Horizon TFC as collateral representative of the Collateral Agent. The Collateral Agent agrees to take possession of any possessory collateral delivered to the Collateral Agent following the Restatement Effective Date upon tender thereof by Horizon TFC.

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17.9 Fees and Expenses. The Borrower agrees to pay to pay to the Collateral Agent all of its Lender’s Expenses.

18. Agency

18.1 Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Collateral Agent as the agent of such Lender under this Agreement and the Loan Documents, and such Lender irrevocably authorizes the Collateral Agent, in such capacity, to enter into the Loan Documents, take such action on behalf of the Lenders under the provisions of this Agreement and the Loan Documents and exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Loan Document or otherwise exist against the Collateral Agent.

18.2 Exculpatory Provisions. Neither the Collateral Agent nor any other party acting under its direction, or any officer, director, employee, agent or attorney-in-fact of the Collateral Agent (collectively, the “Collateral Agent Parties”) shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it with due care pursuant to and in accordance with this Agreement or any Loan Document or (ii) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by the Borrower or any Lender, or any officer or other representative of either thereof, contained in this Agreement or any Loan Document or in any instrument, writing, resolution, notice, consent, certificate, statement, opinion, report, direction, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation (each a “Communication”) referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Loan Document or for any failure of Borrower or Lenders, or any other party to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Loan Document, or to inspect the properties, books or records of the Borrower.

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18.3 Reliance by Collateral Agent; Actions. The Collateral Agent agrees that it shall take any action with respect to the Loan Documents authorized or directed in writing by the Required Lenders unless, in the Collateral Agent’s reasonable opinion, such action is contrary to applicable law. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Loan Documents in accordance with this Agreement and the Loan Documents or a written request of the Required Lenders, and such action taken or failure to act pursuant to either of the foregoing, shall be binding upon all the Lenders. The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message or other Communication, believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement, the Loan Documents and its duties hereunder and thereunder, upon advice of counsel selected by it.

18.4 Non-Reliance on Collateral Agent and Other Holders.

(a) The Collateral Agent makes no representation or warranty as to the value or condition of the Collateral or any part thereof, or as to the title of the Borrower thereto or as to the security afforded hereby or by any Loan Document, or as to the validity or genuineness of any securities at any time pledged and deposited with the Collateral Agent hereunder, or as to the validity or sufficiency of this Agreement or any Loan Document or as to the validity, attachment, perfection, priority or enforceability of the liens in any of the Collateral created or intended to be created by any of the Loan Documents. The Collateral Agent shall have no responsibility to make or to see to the making of any recording, filing or registration of any instrument or notice (including any tax or securities form and any recording or filing or re-recording or re-filing of any mortgage or Uniform Commercial Code financing or continuation statements or recording or re-recording any documents or instruments at any time in any public office or elsewhere for the purpose of creating, perfecting, maintaining the perfection of or otherwise making effective the lien of any Loan Document or for any other purpose and shall have no responsibility for confirming compliance of the Borrower’s insurance with the terms of this Agreement or any of the Loan Documents or for paying any taxes, charges or assessments on or relating to the Collateral or for otherwise maintaining the Collateral.

(b) The Collateral Agent shall have no obligation to enforce any provision of the Loan Documents or to take any other steps in connection with the Collateral or any other collateral, except as otherwise may be expressly provided for in this Agreement or in the Loan Documents. The Collateral Agent shall have no duty to inquire about changes if the Borrower does not inform the Collateral Agent of such changes, the Lenders acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by the Borrower.

(c) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, but in no event less than reasonable care, and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency agent or bailee selected by the Collateral Agent in good faith or selected by the Borrower.

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18.5 Indemnification. The Lenders agree to indemnify the Collateral Agent in its capacity as such, ratably according to their respective pro rata share of the aggregate principal amount of the outstanding Notes on the date on which indemnification is sought under this Section (or, if indemnification is sought after the Maturity Date, ratably in accordance with such pro rata share of the Loans immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever, that may at any time (whether before or after the payment of the Notes) be imposed on, incurred by or asserted against the Collateral Agent or any other Collateral Agent Party in any way relating to or arising out of this Agreement, any of the Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent or such other Collateral Agent Party under or in connection with any of the foregoing except for any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of Collateral Agent, if such actions were authorized by the Lenders. So long as any Lender who declines to authorize any action taken or omitted by the Collateral Agent does so in good faith and not to avoid any of its indemnification obligations set forth in the preceding sentence, if any action taken or omitted to be taken is a result of the authorization of only the Required Lenders, then the indemnification obligations pursuant to this Section 18.5 shall be borne solely and exclusively by the Required Lenders authorizing such action or omission. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder.

18.6 Due Care; Liability.

(a) The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Collateral Agent (as found by a final and nonappealable decision of a court of competent jurisdiction), the Collateral Agent shall be deemed to have exercised due care.

(b) Anything in this Agreement notwithstanding, in no event shall the Collateral Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Collateral Agent or the Lenders have been advised as to the likelihood of such loss or damage and regardless of the form of action.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle

Name:	Sunil Bhonsle

Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED VENTURE LOAN AND SECURITY AGREEMENT]

LENDER:

L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A.

By:	/s/ Giuseppe Seghi Recli
Name: Giuseppe Seghi Recli
Title: Managing Director

[SIGNATURE PAGE TO AMENDED AND RESTATED VENTURE LOAN AND SECURITY AGREEMENT]

COLLATERAL AGENT:

L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A.

By:	/s/ Giuseppe Seghi Recli
Name: Giuseppe Seghi Recli
Title: Managing Director

[SIGNATURE PAGE TO AMENDED AND RESTATED VENTURE LOAN AND SECURITY AGREEMENT]

LENDER:

HORIZON CREDIT II LLC

By:	/s/ Robert D. Pomeroy, Jr.
Name: Robert D. Pomeroy, Jr.
Title: Chief Executive Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED VENTURE LOAN AND SECURITY AGREEMENT]

COLLATERAL AGENT (UNDER ORIGINAL AGREEMENT):

HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Robert D. Pomeroy, Jr.
Name: Robert D. Pomeroy, Jr.
Title: Chief Executive Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED VENTURE LOAN AND SECURITY AGREEMENT]

SCHEDULE I

Lender Loan Amounts

Lender	Loan Amount	Pro-Rata Percentage
L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A.	$2,400,000	60%
Horizon Technology Finance Corporation	$1,600,000	40%
TOTAL	$4,000,000	100%

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Disclosure Schedule
Exhibit B	Restatement Closing Certificate
Exhibit C-1	Form of Note for Horizon Loan
Exhibit C-2	Form of Note for Molteni Loan
Exhibit D	Form of Legal Opinion
Exhibit E	Form of Officer’s Certificate

EXHIBIT A

DISCLOSURE SCHEDULE

(Provided separately and will be inserted upon completion.)

EXHIBIT B

RESTATEMENT CLOSING CERTIFICATE

The undersigned, being the duly elected and acting                                             of TITAN PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), does hereby certify to L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A. (“Molteni”) and HORIZON CREDIT II LLC (“Horizon”, and together with Molteni, “Lenders”) in connection with that certain Amended and Restated Venture Loan and Security Agreement dated as of the date hereof by and among Borrower, Lenders and Molteni as Collateral Agent (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.          The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct as of the date hereof.

2.          Other than those events or conditions acknowledged by Lenders and Collateral Agent in Section 3(k) of the Loan Agreement, no Default or Event of Default has occurred under the Original Agreement or the other Loan Documents and is continuing or will exist immediately after giving effect to Loan Agreement.

3.          Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4.          All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied.

5.          No material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, has occurred.

Dated: March 21, 2018

BORROWER:

TITAN PHARMACEUTICALS, INC.

By:

Name:

Title:

(Signature page to Restatement Closing Certificate)

EXHIBIT C-1

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$1,600,000	Originally Dated as of: July 27, 2017

Amended and Restated as of: March 21, 2018

FOR VALUE RECEIVED, the undersigned, TITAN PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to HORIZON CREDIT II LLC, a Delaware limited liability company (“Lender”) the principal amount of One Million Six Hundred Thousand and 00/100 Dollars ($1,600,000) or such lesser amount as shall equal the outstanding principal balance of the Horizon Loan (the “Loan”) made to Borrower by Lender pursuant to the Loan Agreement (as defined below), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement. This Note, together with that certain Secured Promissory Note dated as of the date hereof issued by Borrower to L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A. collectively replace and supersede, in their entirety, that certain Secured Promissory Note (Loan A) and that certain Secured Promissory Note (Loan B) issued by Titan Pharmaceuticals, Inc. to Horizon Technology Finance Corporation on July 27, 2017 (the “Original Notes”). Nothing contained herein shall be deemed a repayment or novation of any Original Note.

Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate, each as established in accordance with the Loan Agreement (as defined below). Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. If the funding date is not the first day of the month, interim interest accruing from the Restatement Effective Date through the last day of that month shall be paid on the first calendar day of the next calendar month. Commencing March 21, 2018, through and including December 1, 2019, on the first day of each month (each an “Interest Payment Date”) Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan. Commencing on January 1, 2020, and continuing on the first day of each month thereafter (each, a “Principal and Interest Payment Date” and, collectively with each Interest Payment Date, each, a Payment Date”), Borrower shall make to Lender [STATE NUMBER IN WORDS] ([XX])] equal payments of principal in the amount of [STATE DOLLAR AMOUNT IN WORDS] ($[XX,XXX.XX]) 1 (each, a “Principal Amortization Amount”) plus accrued interest on the then outstanding principal amount due hereunder. On the earliest to occur of (i) the Maturity Date, (ii) payment in full of the principal balance of the Loan or (iii) an Event of Default and demand by Lender of payment in full of the Loan, Borrower shall make a payment of Two Hundred Forty-Six Thousand Seven Hundred Thirty-Nine and 00/100 Dollars ($246,739) (the “Final Payment”). If not sooner paid, all outstanding amounts hereunder and under the Loan Agreement shall become due and payable on the Maturity Date.

[1]	Principal Amortization Amount to be inserted.

Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is referred to in, and is entitled to the benefits of, the Amended and Restated Venture Loan and Security Agreement dated as of the date hereof (the “Loan Agreement”), among Borrower, Lender, the other lenders party thereto and Molteni as Collateral Agent. The Loan Agreement, among other things, (a) provides for the making of a secured Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid, except as set forth in Section 2.2 and Section 2.3 of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all fees and expenses, including attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

This Note shall be governed by and construed under the laws of the State of New York. Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the state or federal courts located within the State of New York.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

TITAN PHARMACEUTICALS, INC.

By:

Name:

Title:

(Signature page to Secured Promissory Note (Horizon Loan))

EXHIBIT C-2

SECURED PROMISSORY NOTE

$2,400,000	Dated: March 21, 2018

FOR VALUE RECEIVED, the undersigned, TITAN PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A., a company organized and existing under the laws of Italy (“Lender”) the principal amount of Two Million Four Hundred Thousand and 00/100 Dollars ($2,400,000) or such lesser amount as shall equal the outstanding principal balance of the Molteni Loan (the “Loan”) made to Borrower by Lender pursuant to the Loan Agreement (as defined below), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement. This Note, together with that certain Secured Promissory Note dated as of the date hereof issued by Borrower to Horizon Credit II LLC collectively replace and supersede, in their entirety, that certain Secured Promissory Note (Loan A) and that certain Secured Promissory Note (Loan B) issued by Titan Pharmaceuticals, Inc. to Horizon Technology Finance Corporation on July 27, 2017 (the “Original Notes”). Nothing contained herein shall be deemed a repayment or novation of any Original Note.

Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate, each as established in accordance with the Loan Agreement (as defined below). Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. If the funding date is not the first day of the month, interim interest accruing from the Restatement Effective Date through the last day of that month shall be paid on the first calendar day of the next calendar month. Commencing March 21, 2018, through and including December 1, 2019, on the first day of each month (each an “Interest Payment Date”) Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan. Commencing on January 1, 2020, and continuing on the first day of each month thereafter (each, a “Principal and Interest Payment Date” and, collectively with each Interest Payment Date, each, a Payment Date”), Borrower shall make to Lender [STATE NUMBER IN WORDS] ([XX])] equal payments of principal in the amount of [STATE DOLLAR AMOUNT IN WORDS] ($[XX,XXX.XX])2 (each, a “Principal Amortization Amount”) plus accrued interest on the then outstanding principal amount due hereunder. On the earliest to occur of (i) the Maturity Date, (ii) payment in full of the principal balance of the Loan or (iii) an Event of Default and demand by Lender of payment in full of the Loan, Borrower shall make a payment of Four Hundred Sixty Three Thousand Two Hundred Sixty-One and 00/100 Dollars ($463,261) to Lender (the “Final Payment”). If not sooner paid, all outstanding amounts hereunder and under the Loan Agreement shall become due and payable on the Maturity Date.

Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

[2]	Principal Amortization Amount to be inserted.

This Note is referred to in, and is entitled to the benefits of, the Amended and Restated Venture Loan and Security Agreement dated as of the date hereof (the “Loan Agreement”), among Borrower, Lender, the other lenders party thereto and Molteni as Collateral Agent. The Loan Agreement, among other things, (a) provides for the making of a secured Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid, except as set forth in Section 2.2 and Section 2.3 of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all fees and expenses, including attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

In the event Lender exercises its right to convert any or all Obligations outstanding under the Molteni Loan into equity pursuant to Section 2.5 of the Loan Agreement, such amount converted into equity in accordance with Section 2.5 (including, for the avoidance of doubt, subject to Section 2.5(c) of the Loan Agreement) shall be deemed to be a payment made under this Note.

Borrower shall cause to be reserved from its authorized but unissued shares of common stock a number of shares of Conversion Stock equal to at least the maximum number of Conversion Shares issuable pursuant to Section 2.5 of the Loan Agreement at any given time.

Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

This Note shall be governed by and construed under the laws of the State of New York. Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the state or federal courts located within the State of New York.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

TITAN PHARMACEUTICALS, INC.

By:

Name:

Title:

(Signature page to Secured Promissory Note (Molteni Loan))

EXHIBIT D

ITEMS TO BE COVERED BY OPINION OF BORROWER’S COUNSEL

1.          Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and authorized to do business in the State of California.

2.          Borrower has the full corporate power, authority and legal right, and has obtained all necessary approvals, consents and given all notices to execute and deliver the Loan Documents and perform the terms thereof.

3.          The Loan Documents have been duly authorized, executed and delivered by Borrower.

4.          To our knowledge, there is no action, suit, audit, investigation, proceeding or patent claim pending or threatened against Borrower in any court or before any governmental commission, agency, board or authority which might have a Material Adverse Effect.

5.          The Shares (as defined in the Warrant) issuable pursuant to exercise or conversion of the Warrant have been duly authorized and reserved for issuance by Borrower and, when issued in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

6.          The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved and, when issued in accordance with the terms of Borrower’s Certificate of Incorporation, as amended, will be validly issued, fully paid and nonassessable.

7.          The execution and delivery of the Loan Documents are not, and the issuance of the Shares upon exercise of the Warrant in accordance with the terms thereof will not be, inconsistent with Borrower’s Certificate of Incorporation, as amended, or Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to Borrower, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other agreement or instrument of which Borrower is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

TO:	L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A., as Collateral Agent

FROM:	TITAN PHARMACEUTICALS, INC., as Borrower

The undersigned authorized officer (“Officer”) of TITAN PHARMACEUTICALS, INC., on behalf of itself and all other Borrowers under and as defined in the Loan Agreement (as defined herein below) (individually and collectively, jointly and severally, “Borrower”), hereby certifies that in accordance with the terms and conditions of the Amended and Restated Venture Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below;

(b) There are no Events of Default, except as noted below;

(c) Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d) Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e) No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Officer’s Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies

1)	Quarterly Financial Reports (with form 10Q)	Within 45 days after the end of each fiscal quarter		Yes	No	N/A

2)	Annual (CPA Audited) statements (with form 10K)	Within 180 days after FYE		Yes	No	N/A

3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 30 days of the earlier of (i) FYE or (ii) BoD approval), and when revised		Yes	No	N/A

4)	8-K Filings	If applicable, within 5 days of filing		Yes	No	N/A

5)	Officer’s Certificate	Simultaneously with 10-Q and 10-K filings		Yes	No	N/A

6)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period	$___________________

7)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period	$___________________

Deposit and Securities Accounts: (Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?

1)			Yes	No	Yes	No

2)			Yes	No	Yes	No

3)			Yes	No	Yes	No

4)			Yes	No	Yes	No

Other Matters

If the response to any of the below is “Yes”, please provide an explanation of the circumstances giving rise to such “Yes” response on an attachment hereto.

1)	Have there been any changes in senior management since the last Officer’s Certificate?	Yes	No

2)	Has there been any transfers/sales/disposals/retirement or relocation of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Fifty Thousand Dollars ($50,000.00)?	Yes	No

4)	Has any IP been abandoned, forfeited or dedicated to the public since the last Officer’s Certificate?	Yes	No

5)	Has any Default or Event of Default occurred since the last Officer’s Certificate?	Yes	No

6)	Has Borrower sold new shares of equity or made adjustments to existing shares of equity? If yes, please provide applicable supporting documentation.	Yes	No

7)	Has any direct or indirect Subsidiary been formed since the last Officer’s Certificate?	Yes	No

8)	Has any piece of a Borrower’s property been subject to a Lien (other than the lien of Collateral Agent for the benefit of the Lenders pursuant to the Loan Agreement) since the date of the last Officer’s Certificate?	Yes	No

9)	Has any Borrower or any Subsidiary incurred any Indebtedness since the date of the last Officer’s Certificate?	Yes	No

10)	Has Borrower or any Subsidiary made any Investment since the date of the last Officer’s Certificate?	Yes	No

Exceptions: Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

TITAN PHARMACEUTICALS, INC., on behalf of itself and all other Borrowers

By

Name:

Title:

Date:

EXHIBIT F

ASSET PURCHASE, SUPPLY AND SUPPORT AGREEMENT